Filed pursuant to Rule 424(b)(2)
Registration No. 333-286884

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 1, 2025)

Marex Group plc

$500,000,000 5.680% Senior Notes due 2031

We are offering $500,000,000 aggregate principal amount of 5.680% Senior Notes due 2031 (the “Notes”).

We will pay interest on the Notes semi-annually in arrears on April 21 and October 21 of each year, commencing on October 21, 2026, at a rate equal to 5.680% per annum. The Notes will mature on April 21, 2031.

The interest payable on the Notes will be subject to adjustment from time to time based on the credit ratings assigned by specific rating agencies to the Notes, as described under “Description of the Notes—Interest Rate Adjustment Based on Rating Events.”

We may redeem the Notes, in whole at any time or in part from time to time, at our option, at the applicable redemption price set forth in this prospectus supplement under “Description of the Notes—Optional Redemption, Clean-up Call.” We may also redeem the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in the event of a change in tax treatment, as described under “Description of the Notes—Optional Redemption in the Event of Change in Tax Treatment.”

Upon the occurrence of a “Change of Control Triggering Event,” we will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date, as described under “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

The Notes will be our direct, senior and unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness.

The Notes are not bank deposits and are not insured or guaranteed by the United Kingdom Financial Services Compensation Scheme, the United States Federal Deposit Insurance Corporation or any other government or governmental or private agency or deposit protection scheme in any jurisdiction.

The Notes will be issued in minimum denominations of $1,000, increased in integral multiples of $1,000. The Notes are a new issue of securities with no established trading market. Application has been made for the Notes to be admitted to listing and trading on the Vienna Multilateral Trading Facility (“Vienna MTF”) of the Vienna Stock Exchange. The Vienna MTF is not a regulated market as defined by Directive 2014/65/EU (as amended, “MiFID II”). It is, however, a multilateral trading facility (MTF) for purposes of MiFID II.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and “Risk Factors” beginning on page 7 of the accompanying prospectus, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase any Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price (1)	100.000%	$500,000,000
Underwriting discount	0.400%	$2,000,000
Proceeds, before expenses, to Marex Group plc	99.600%	$498,000,000

(1) Plus accrued interest, if any, from April 21, 2026.

The underwriters expect to deliver the Notes to investors in registered book-entry form only through the facilities of the Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), on or about April 21, 2026. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date that is one business day preceding delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle on or about April 21, 2026, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Such purchasers should consult their own advisors in this regard.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Jefferies	J.P. Morgan

The date of this prospectus supplement is April 16, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered to you or the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information that others may give you.

We are not, and the underwriters are not, offering to sell the Notes in any jurisdiction where offers or sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Notes in certain jurisdictions may be restricted by law. The Notes are offered globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. Persons into whose

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possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting—Selling Restrictions” in this prospectus supplement.

EU PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and/or (iii) not a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS. The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold or otherwise made available to any “retail investor” in the United Kingdom (“UK”). For these purposes, a retail investor means a person who either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (the “DISC”) for offering, selling or distributing the Notes or otherwise making such Notes available to retail investors in the UK has been prepared and, therefore, offering, selling or distributing the Notes or otherwise making such Notes available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which provides general information, including a general description of the securities that we may offer from time to time, some of which may not apply to the Notes. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information contained in this prospectus supplement.

You should carefully read and review this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any related free writing prospectus we file with the Securities and Exchange Commission (the “SEC”) before you invest in the Notes. You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any such free writing prospectus. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus (as updated by this prospectus supplement), or any such free writing prospectus is accurate as of any date other than its respective date or the date that is specified in those documents, or that the information we previously filed with the SEC and incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference or the date that is specified in such document. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

In this prospectus supplement and the accompanying prospectus, the terms “Company,” “we,” “our,” “us,” and “Marex” refer to Marex Group plc.

References herein to “$” and “dollars” are to the lawful currency of the United States of America.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement, including its attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

In addition, we are subject to the informational requirements of the Exchange Act and accordingly, file annual reports and other information with the SEC, including our annual reports on Form 20-F and reports on Form 6-K. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. This site contains reports and other information regarding issuers, like us, that file electronically with the SEC. We also make available on our website, free of charge, our annual reports on Form 20-F and the text of our reports on Form 6-K, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.marex.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, information on those websites is not part of this prospectus supplement.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 25, 2026 (the “2025 Annual Report on Form 20-F”) and

•	our Report on Form 6-K filed with the SEC on March 26, 2026 (excluding Exhibit 99.1).

To the extent expressly stated therein, our reports on Form 6-K furnished by us after the date of this prospectus supplement but prior to the termination of this offering will also be deemed to be incorporated by reference in this prospectus supplement from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at: Marex Group plc, 155 Bishopsgate, London EC2M 3TQ United Kingdom, Attention: Company Secretary, Telephone: +44 2076 556000.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, board of directors (the “Board”) and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements that relate to our current expectations and views of future events. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” herein and in the accompanying prospectus, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Statements regarding our future results of operations and financial position, growth strategy and plans, completion of acquisitions and objectives of management for future operations, are forward-looking statements.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” herein and in the accompanying prospectus and the following:

•	subdued commodity market activity or pricing levels;

•	the effects of geopolitical events, terrorism and wars, such as the effect of military conflicts, on market volatility, global macroeconomic conditions and commodity prices;

•

risks related to the Proposed Redomiciliation (as defined below), including our ability to obtain the necessary approvals needed to complete the Proposed Redomiciliation and our ability to realize the expected benefits from the Proposed Redomiciliation;

•	changes in interest rate levels or tariffs;

•	the risk of our clients and their related financial institutions defaulting on their obligations to us;

•	regulatory, reputational and financial risks as a result of our international operations;

•	software or systems failure, loss or disruption of data or data security failures;

•	risks associated with the use of artificial intelligence;

•	an inability to adequately hedge our positions and limitations on our ability to modify contracts and the contractual protections that may be available to us in OTC derivatives transactions;

•	market volatility, reputational risk and regulatory uncertainty related to commodity markets, equities, fixed income, foreign exchange and cryptocurrency;

•	the impact of climate change and the transition to a lower carbon economy on supply chains and the size of the market for certain of our energy products;

•	the impact of changes in judgments, estimates and assumptions made by management in the application of our accounting policies on our reported financial condition and results of operations;

•	lack of sufficient financial liquidity;

•

if we fail to comply with applicable law and regulation, we may be subject to enforcement (including the imposition of a monetary penalty) or other action, forced to cease providing certain services or obliged to change the scope or nature of our operations;

•	significant costs, including adverse impacts on our business, financial condition and results of operations, and expenses associated with compliance with relevant regulations;

•

if we fail to remediate the material weaknesses we identified in our internal control over financial reporting or prevent the occurrence of material weaknesses in the future, the accuracy and timing of our financial statements may be impacted, which could result in material misstatements in our financial statements or failure to meet our reporting obligations and subject us to potential delisting, regulatory investigations or civil or criminal sanctions;

•	short seller activity and securities litigation; and

•	other risks discussed under the caption “Risk Factors” in our 2025 Annual Report on Form 20-F or as updated by any of our subsequent reports filed with the SEC.

The forward-looking statements made in this prospectus supplement and in the accompanying prospectus relate only to events or information as of the date on which the statements are made in this prospectus supplement and in the accompanying prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement, of which the accompanying prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date when made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read this prospectus supplement and the accompanying prospectus carefully to understand fully the terms of the Notes as well as other considerations that are important to you in making a decision about whether to invest in the Notes. You should pay special attention to the “Risk Factors” section beginning on page S-14 of this prospectus supplement and the “Risk Factors” section in the accompanying prospectus, to determine whether an investment in the Notes is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. For a more complete understanding of the Notes, you should read the section entitled “Description of the Notes” beginning on page S-19 of this prospectus supplement as well as the section entitled “Description of Debt Securities” beginning on page 22 of the accompanying prospectus. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Marex

Marex provides market access, infrastructure services and essential liquidity to clients across global commodity and financial markets. We provide comprehensive breadth and depth of coverage across four services—Clearing, Agency and Execution, Market Making and Hedging and Investment Solutions—and have a leading franchise in many major metals, energy and agricultural products, with access to more than 60 exchanges. We have over 3,400 active clients, including some of the largest commodity producers, consumers and traders, banks, hedge funds and asset managers.

Our principal executive offices are in New York and London, and we operate across Europe, the Americas, the Middle East and APAC regions with more than 50 offices worldwide and over 3,000 employees as of December 31, 2025. Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MRX.”

The Offering

Issuer	Marex Group plc

Securities Offered	$500,000,000 aggregate principal amount of 5.680% Senior Notes due 2031.

See “Description of the Notes—General” in this prospectus supplement.

Issue Date	April 21, 2026.

Maturity Date	The Notes will mature on April 21, 2031.

Interest Rate	The Notes will bear interest at the rate of 5.680% per year from the original issuance date.

Interest Rate Adjustment	The interest rate payable on the Notes will be subject to adjustment from time to time based on the credit ratings assigned by specific rating agencies to the Notes. See “Description of the Notes—Interest Rate Adjustment Based on Rating Events.”

Interest Payment Dates	We will pay interest on the Notes semi-annually in arrears on April 21 and October 21 of each year, commencing on October 21, 2026.

Listing	Application has been made for the Notes to be admitted to listing and trading on the Vienna MTF, a multilateral trading facility operated by the Vienna Stock Exchange. The listing application will be subject to approval by the Vienna Stock Exchange. There can be no assurance that application for listing and admission to trading will be granted or than an active trading market in the Notes will develop. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time.

Ranking	The Notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness.

Forms of Notes	The Notes will be issued in the form of one or more Global Notes registered in the name of the nominee for, and deposited with, The Depository Trust Company.

Optional Redemption; Clean-up Call	Prior to March 21, 2031 (one month prior to the maturity date of the Notes, the “Par Call Date”), we may redeem the Notes, in whole or in part, at our option, at the make whole redemption price for the Notes equal to the greater of the principal amount of the Notes and the make-whole redemption price described in “Description of the Notes—Optional Redemption; Clean-up Call” plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

In addition, on or after the Par Call Date, we may redeem the Notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

In the event that we have redeemed or purchased, and thereafter cancelled Notes equal to or greater than 75% or more of the aggregate principal amount of the Notes originally issued, we may redeem, in whole, but not in part, at our option, the remaining Notes, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued interest thereon to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption; Clean-up Call.”

Optional Redemption in the Event of a Change in Tax Treatment	We may redeem the Notes, in whole but not in part, at our option, on not less than 10 nor more than 60 days’ notice, at any time at a redemption price equal to 100% of the principal amount thereof, together with accrued but unpaid interest, if any, to (but excluding) the date fixed for redemption, in the event of a change in tax treatment, as described under “Description of the Notes—Optional Redemption in the Event of Change in Tax Treatment” herein.

Offer to Repurchase Upon a Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, as defined under “Description of the Notes—Offer to Repurchase Upon a

Change of Control Triggering Event,” we will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date.

Minimum Denominations	The Notes will be issued only in registered form in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

Use of Proceeds	We intend to use the net proceeds from the sale of the Notes for working capital, to fund incremental growth and for other general corporate purposes. General corporate purposes may include repayment of debt, redemptions and repurchases of our ordinary shares, debt securities and our other securities, the funding of acquisitions, investments in other businesses, additions to working capital, capital expenditures and investments in or extension of credit to our subsidiaries. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	You should carefully consider the specific factors set forth under “Risk Factors” on page S-14 of this prospectus supplement, the “Risk Factors” beginning on page 7 of the accompanying prospectus, as well as the information and data included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision.

Governing Law	New York

Trustee	Citibank, N.A.

Paying Agent and Registrar	Citibank, N.A.

Recent Developments

Dividend Payment

On March 31, 2026, we paid a dividend of $0.15 per share to our shareholders of record at the close of business on March 16, 2026.

Recent Acquisitions

On February 5, 2026, we announced we had agreed to acquire Webb Traders,

a European equity derivatives market maker, specializing in single stock options market making for European and US mid and large cap equities. The acquisition is subject to regulatory approval and is expected to be completed in the second quarter of 2026.

On October 22, 2025, we announced we had agreed to acquire Valcourt SA, a fixed income market maker based in Geneva, Switzerland, specializing in fixed income instruments. The acquisition is subject to regulatory approval and is expected to be completed in the second quarter of 2026.

Principal Shareholders

Following a sale of ordinary shares by certain selling shareholders on April 01, 2026, the 2024 Shareholders’ Agreement between the Company, Amphitryon Limited, JRJ Investor 1 Limited Partnership and MASP Investor Limited Partnership terminated in accordance with its terms. The following table sets forth, as of the date of this prospectus supplement and based on information provided by the selling shareholders, the number of the Company’s ordinary shares beneficially owned by such selling shareholders following this sale, as determined in accordance with the rules of the SEC.

Selling Shareholder	Number	Percent (excluding shares held by the EBT)
Amphitryon Limited and affiliated entities	3,634,897	5.05%
MASP Investment Limited Partnership and affiliated entities	2,550,533	3.55%

The shareholders above listed do not have voting rights with respect to their ordinary shares that are different from the voting rights of other holders of our ordinary shares.

As a number of our shares are held in book-entry form, we are not aware of the identity of all of our shareholders. To our knowledge, as of the date of this prospectus supplement, we had eight holders of record of our ordinary shares, holding 100% of the 71,930,870 outstanding ordinary shares, which excludes 1,163,823 ordinary shares held by our EBT that were unallocated as of the date of this prospectus supplement.

Proposed Redomiciliation to Bermuda

On March 26, 2026, we announced details of our proposal to change the legal domicile of our parent holding company to Bermuda from England and Wales (the “Proposed Redomiciliation”). The principal objective of the Proposed Redomiciliation is to facilitate shareholder value creation by: (i) simplifying the Group’s corporate structure and regulatory framework and delivering cost savings and efficiencies by reducing administrative burdens; and (ii) aligning the U.S. style corporate law of Bermuda with the Company’s listing on Nasdaq.

In conjunction with and as part of the Proposed Redomiciliation, we announced our intention to reorganize the Group to simplify its corporate structure and regulatory framework and reduce administrative burdens. The Proposed Redomiciliation, if approved, will result in four regional sub-groups (U.K., U.S., EMEA and Rest of World) under the new Bermuda parent holding company (“New ParentCo”). Local regulations will continue to apply to each regional sub-group once formed. In the U.K., this will be by the U.K. Financial Conduct Authority. We believe this revised corporate structure will also align more closely with our strategic objective to evolve as a global firm with strong regional networks.

The Proposed Redomiciliation is not tax driven; the New ParentCo will be a U.K. taxpayer and, as such, there will be no change the Group’s overall tax position. Similarly, our Group operating companies’ jurisdictions of tax residence will not change. While the Proposed Redomiciliation would change the jurisdiction of incorporation and organizational documents of the Group’s parent company, we intend to run our business in the same manner as we currently do. Accordingly, the Proposed Redomiciliation is not expected to result in any changes to our Board composition and its governance mandate or to our senior management team, or to have any impact on the Group’s services, day-to-day operations, credit ratings, financial statements or employee base. We also expect the Group will continue to have access to the same debt financing arrangements as it does today. As part of the Proposed Redomiciliation, New ParentCo’s ordinary shares will be listed on the Nasdaq under our current symbol, in place of Marex Group plc’s ordinary shares, and for New ParentCo to be governed by applicable SEC rules and regulations.

The Proposed Redomiciliation is expected to be effected pursuant to a scheme of arrangement under English law (the “Scheme”) and will be subject to approval by our shareholders and the High Court of Justice of England and Wales (the “Court”). To obtain the shareholder approvals required to effect the Scheme, we expect to hold a special Court-ordered meeting of our ordinary shareholders, as well as a related general meeting of holders of our voting shares. The meetings are currently expected to be scheduled at the same time as the 2026 Annual General Meeting on May 21, 2026. If the Scheme is approved by the requisite vote of shareholders at these meetings, and meets all other applicable conditions, including approvals including of the Court and the Group’s global regulators, we currently expect to complete the Proposed Redomiciliation in the second half of 2026.

In connection with the Proposed Redomiciliation, we expect New ParentCo to assume the Notes and, upon such assumption, succeed to and be substituted for Marex Group plc as obligor under and issuer of the Notes.

As used in this “—Proposed Redomiciliation to Bermuda” section of the prospectus supplement, the term “Group” means, prior to the Proposed Redomiciliation, Marex Group plc, together with its consolidated subsidiaries as a consolidated entity and, following the Proposed Redomiciliation, New ParentCo, together with its consolidated subsidiaries as a consolidated entity.

Preliminary Results for the Three Months Ended March 31, 2026

We have not yet completed our closing procedures for the three months ended March 31, 2026. Presented below are certain estimated preliminary unaudited financial results for the three months ended March 31, 2026:

	Three months ended March 31, 2026		Three months ended March 31, 2025
	Estimated Low	Estimated High	Actual
	(unaudited, millions)
Revenue	$667	$697	$467
Profit Before Tax from Continuing Operations	137	147	98
Profit After Tax from Continuing Operations	103	110	73
Adjusted Profit Before Tax(1)	$140	$150	$96
Profit After Tax Margin from Continuing Operations (%)	15%	16%	16%
Adjusted Profit Before Tax Margin (%) (1)	21%	22%	21%

(1)

These are non-IFRS financial measures. See “Non-IFRS Financial Measures” below for additional information and for a reconciliation of each such non-IFRS measure to its most directly comparable IFRS measure.

The preliminary financial information above reflects estimates based only on preliminary information available to us as of the date of this prospectus supplement. We have provided estimates because these results are preliminary and subject to change. Our actual results will not be finalized until after we complete our normal quarter-end accounting procedures, including the execution of our internal control over financial reporting. These estimates reflect our management’s best estimate of the impact of events during this quarter. Accordingly, you should not place undue reliance on these preliminary estimates, which should not be viewed as a substitute for full interim financial statements prepared in accordance with IFRS Accounting Standards.

These preliminary results for the three months ended March 31, 2026 are not necessarily indicative of any future period and actual results may differ materially from those described above. You should read this information together with “Risk Factors,” included elsewhere in this prospectus supplement and the accompanying prospectus, and our consolidated financial statements and the notes thereto included in our 2025 Annual Report on Form 20-F, incorporated by reference into this prospectus supplement and the accompanying prospectus.

The preliminary financial information above has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm, Deloitte LLP, has not audited, reviewed or performed any procedure with respect to this preliminary financial information, and Deloitte LLP does not express an opinion or any form of assurance on such information.

Non-IFRS Financial Measures

The excerpt above contains non-IFRS financial measures, including Adjusted Profit Before Tax and Adjusted Profit Before Tax Margin. These non-IFRS financial measures are presented for supplemental informational purposes only and should not be considered a substitute for profit after tax, profit margin or any other financial information presented in accordance with IFRS and may be different from similarly titled non-IFRS financial measures used by other companies.

Adjusted Profit Before Tax

We define Adjusted Profit Before Tax as profit after tax adjusted for (i) tax, (ii) goodwill impairment charges, (iii) acquisition costs, (iv) bargain purchase gains, (v) owner fees, (vi) amortization of acquired brands and customer lists, (vii) activities in relation to shareholders, (viii) employer tax on the vesting of Growth Shares, (ix) IPO preparation costs, (x) fair value of the cash settlement option on the Growth Shares and (xi) public offering of ordinary shares. Items (i) to (xi) are referred to as “Adjusting Items.” Adjusting Items are excluded because they are not reflective of our ongoing underlying trading performance. They typically relate to acquisition accounting, shareholder-related activities and other non-recurring items, which can vary significantly between periods and are not considered part of Marex’s core operations.

Adjusted Profit Before Tax is an important measure used by our management to evaluate and understand our underlying operations and business trends, forecast future results and determine future capital investment allocations. Adjusted Profit Before Tax is the measure used by our executive board to assess the financial performance of our business in relation to our trading performance. The most directly comparable IFRS Accounting Standards measure is profit after tax.

We believe Adjusted Profit Before Tax is a useful measure as it allows management to monitor our ongoing core operations and provides useful information to investors and analysts regarding the net results of the business. The core operations represent the primary trading operations of the business.

Adjusted Profit Before Tax Margin

We define Adjusted Profit Before Tax Margin as Adjusted Profit Before Tax (as defined above) divided by revenue. We believe that Adjusted Profit Before Tax Margin is a useful measure as it allows management to assess the profitability of our business in relation to revenue. IFRS accounting standards do not define profit margin. Therefore the most directly comparable IFRS measure for profit margin is Profit After Tax divided by revenue.

We believe that these non-IFRS financial measures provide useful information to both management and investors by excluding certain items that management believes are not indicative of our ongoing operations. Our management uses these non-IFRS financial measures to evaluate our business strategies and to facilitate operating performance comparisons from period to period. We believe that these non-IFRS financial measures provide useful information to investors because they improve the comparability of our financial results between periods and provide for greater transparency of key measures used to evaluate our performance. In addition these non-IFRS financial measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to us, many of which present related performance measures when reporting their results.

These non-IFRS financial measures are used by different companies for differing purposes and are often calculated in different ways that reflect the circumstances of those companies. In addition, certain judgments and estimates are inherent in our process to calculate such non-IFRS financial measures. You should exercise caution in comparing these non-IFRS financial measures as reported by other companies.

These non-IFRS financial measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under IFRS Accounting Standards. Some of these limitations are:

•	they do not reflect costs incurred in relation to the acquisitions that we have undertaken;

•	they do not reflect impairment of goodwill;

•	other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures; and

•	the adjustments made in calculating these non-IFRS measures are those that management considers to be not representative of our core operations and, therefore, are subjective in nature.

Accordingly, prospective investors should not place undue reliance on these non-IFRS financial measures.

The following table sets forth a reconciliation of (1) estimated Profit After Tax to estimated Adjusted Profit Before Tax and (2) estimated Profit Margin (which is estimated profit after tax divided by estimated revenue) to Adjusted Profit Before Tax Margin, in each case for the three months ended March 31, 2026:

	Three months ended March 31, 2026		Three months ended March 31, 2025
	Estimated Low	Estimated High	Actual
	(unaudited, millions)
Profit After Tax	$103	$111	$73
Profit After Tax from Discontinued Operations	—	1	—
Profit After Tax from Continuing Operations	103	110	73
Taxation charge	34	37	26

Profit Before Tax from Continuing Operations	$137	147	98
Bargain purchase gain(1)	—	—	(3)
Amortization of acquired brands and customer lists(2)	3	3	1

Adjusted Profit Before Tax	$140	$150	$96
Profit After Tax Margin from Continuing Operations (%)	15%	16%	16%
Adjusted Profit Before Tax Margin (%) (3)	21%	22%	21%

(1)	A bargain purchase gain was recognized as a result of the acquisition of Darton Group Limited.

(2)	This represents the amortization charge for the period of acquired brands and customers lists.

(3)	Adjusted Profit Before Tax Margin is calculated by dividing Adjusted Profit Before Tax (as defined above) by Revenue for the period.

RISK FACTORS

Investing in the Notes involves risks. Prospective investors should consult their own financial and legal advisors about risks associated with an investment in the Notes and the suitability of investing in the Notes in light of their particular circumstances. Before making a decision to invest in the Notes, you should carefully consider the risks described in our 2025 Annual Report on Form 20-F under the heading “Risk Factors,” which are incorporated by reference in this prospectus supplement and the accompanying prospectus, the risks described in the accompanying prospectus under the heading “Risk Factors,” the risks specific to the Notes as set forth below and the other risks and uncertainties described below. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties we describe are not the only risks and uncertainties we face. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including the risks and uncertainties faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the Notes and the loss of all or part of your investment.

Risks Related to the Notes

In addition to the risks applicable to our senior debt securities discussed under “Risk Factors—Risks Relating to Our Securities—In General” in the accompanying prospectus, the following risks also apply to the Notes and this offering.

There is currently no public trading market for the Notes and an active trading market for the Notes may not develop or be sustained.

The Notes are a new issue of securities for which there is no established market. Although we will apply for the Notes to be listed for trading on the Vienna MTF, we cannot provide you with any assurance regarding whether the Notes will become or remain listed or whether a trading market for the Notes will develop or as to the liquidity or sustainability of any such market, the ability of holders of the Notes to sell their Notes or the price at which holders may be able to sell their Notes. If a market were to develop, the Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, our financial performance, developments in our industry and changes in the overall market for investment grade securities. The listing application will be subject to approval by the Vienna Stock Exchange. There can be no assurance that application for listing and admission to trading will be granted or than an active trading market in the Notes will develop. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time. Moreover, while the underwriters have informed us that they intend to make a market in the Notes, the underwriters will not be obligated to do so and may stop their market-making at any time. In addition, any market-making activities will be subject to limits under U.S. federal securities laws. These factors may affect the pricing of the Notes in any secondary market, the transparency and availability of trading prices and the liquidity of the Notes. We cannot assure you that an active trading market will develop for the Notes, or if developed, that such a market will be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your Notes at any price or at their fair market value or at all.

The market prices of the Notes may be volatile.

The market prices of the Notes will depend on many factors, including, but not limited to, the following: credit ratings on our debt securities assigned by rating agencies; the time remaining until maturity of the Notes; the prevailing interest rates being paid by other companies similar to us; our results of operations, financial condition and prospects; and the condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market prices of the Notes.

Redemption may adversely affect your return on the Notes.

The Notes are redeemable at our option on the conditions set out in the section entitled “Description of the Notes—Optional Redemption; Clean-up Call.” We may elect to redeem the Notes at times when prevailing interest rates are lower than when you invested. In the event we have redeemed or purchased and cancelled Notes equal to or greater than 75% of the aggregate principal amount of the Notes originally issued, we may also redeem, in whole, but not in part, the remaining Notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest on those Notes to, but excluding, the redemption date. Should Notes be redeemed, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equal to or higher than that applicable to the Notes being redeemed, which would adversely affect your return on the Notes.

We may not be able to repurchase the Notes for cash upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the Notes as described under “Description of the Notes—Optional Redemption; Clean-up Call” holders of Notes will have the right to require us to repurchase all or any part of their Notes at a price in cash equal to 101% of the then-outstanding aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the repurchase date. If we experience a Change of Control Triggering Event, we can offer no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase any or all of the Notes for cash should any holder elect to cause us to do so. Our failure to repurchase any Notes as required would result in a default under the senior indenture, which in turn could result in defaults under agreements governing certain of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the Notes.

There are limited covenants and protections in the senior indenture governing the Notes.

While the senior indenture governing the Notes contains terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions, these terms are limited and may not be sufficient to protect an investment in the Notes. For example, there are no financial covenants in the senior indenture. As a result, we are not restricted under the terms of the senior indenture and the Notes from entering into transactions that could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or our credit ratings or associated outlooks, or otherwise adversely affect the holders of the Notes.

As described under “Description of the Notes—Offer to Repurchase Upon a Change of Control Triggering Event,” upon the occurrence of a Change of Control Triggering Event, holders are entitled to require us to repurchase their Notes for cash at 101% of their principal amount. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as acquisitions by us, recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of the Notes. A Change of Control transaction may only occur if there is a change in the controlling interest in us. For a Change of Control Triggering Event to occur there must be not only a change of control transaction as defined therein, but also a ratings downgrade resulting from such transaction. If we were to enter into a significant corporate transaction that negatively affects the value of the Notes, but would not constitute a Change of Control Triggering Event, holders would not have any rights to require us to repurchase the Notes prior to their maturity, which also would adversely affect their investment.

Holders of the Notes may not be able to determine when a Change of Control giving rise to their right to have the Notes purchased has occurred following a sale of “substantially all” of our assets.

The definition of Change of Control applicable to the Notes includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under New York law, the governing law of the Notes and the senior indenture. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another “person” (as such term is used in Section 13(d)(3) of the Exchange Act) may be uncertain. See “Description of the Notes—Offer to Repurchase upon Change of Control Triggering Event.”

Risks Related to the Proposed Redomiciliation and the Assumption of Notes by New ParentCo

The Proposed Redomiciliation may not be completed, we may incur costs regardless of whether the Proposed Redomiciliation is completed and the anticipated benefits of the Proposed Redomiciliation may not be fully realized.

Completion of the Proposed Redomiciliation is conditional upon, among other things, the receipt of approvals and satisfaction of other conditions, including approval by our shareholders and the sanction of the Scheme. There can be no assurance that these conditions will be fulfilled, that the Scheme will be sanctioned, or that the Proposed Redomiciliation will be completed. In addition, our implementation of the Proposed Redomiciliation may be subject to litigation, creditor or noteholder opposition or other objections—any of which may delay or ultimately prevent its completion—or our Board, in its discretion, may decide not to proceed with the Proposed Redomiciliation at all.

We have incurred, and expect to further incur, costs, fees and other expenses in connection with the Proposed Redomiciliation, including legal, tax advisory and other professional fees. If the Proposed Redomiciliation is not completed, we will have incurred such costs without receiving any of the anticipated benefits. The Proposed Redomiciliation has also required us to divert the attention of our senior management and employees from our daily operations as we prepare for the Court hearing and related shareholder meetings. Such time and effort would not be recouped should the Redomiciliation not be approved.

Even if the Proposed Redomiciliation is completed, there can be no assurance that any or all of the anticipated benefits will be achieved, particularly as the achievement of such benefits is subject to factors that we do not and cannot control. Although we do not expect this to have a material adverse effect on our business, there can be no assurance to this effect. Any future changes to Bermuda’s economic substance requirements, tax legislation or regulatory framework could increase the complexity and cost of carrying on business in Bermuda. In addition, the evolving implementation of Pillar Two global minimum tax rules may result in Bermuda implementing further changes to its tax legislation, and any future changes to domestic tax legislation in jurisdictions in where we or our subsidiaries operate could negatively impact our financial condition and operating results.

The terms of the Notes and the senior indenture governing the Notes would allow New ParentCo or another holding company of the Group to assume the Notes without the consent of the holders of the Notes, and upon such assumption, New ParentCo or such other holding company shall succeed to and be substituted for Marex Group plc as obligor under and issuer of, the Notes.

The terms of the senior indenture governing the Notes would allow New ParentCo or another holding company of the Group that is formed under the laws of a Specified Jurisdiction (as defined herein) to expressly assume our obligations under the Notes and the Indenture with respect to the Notes, as long as no default or event of default under the Indenture shall have occurred and be continuing. Hence, if and when the Proposed Redomiciliation becomes effective, New ParentCo or such other holding company may expressly assume our obligations under the Notes and the Indenture, and succeed to and be substituted as, the sole obligor and issuer of the Notes. In such event, Marex Group plc will be released or discharged from all liability as obligor and issuer of the Notes. Such assumption, succession and substitution do not require the consent of or notice to, the holders of the Notes. The terms of the senior indenture governing the Notes also allow us to amend or supplement the Notes and such indenture, without the consent of holders of the Notes, to evince the assumption by a successor corporation of our obligations.

We currently anticipate New ParentCo to assume our obligations under the Notes and the Indenture and to succeed to and be substituted as, the sole obligor and issuer of the Notes, following the effectiveness of the Proposed Redomiciliation.

See “Description of the Notes—Certain Covenants—Consolidation, Merger or Sale,” “Description of the Notes— Certain Covenants—Assumption of Obligations by Holding Company of the Group; Substitution of Issuer” and “Summary—Recent Developments—Proposed Redomiciliation to Bermuda.”

Assuming New ParentCo assumes, succeeds to and is substituted as sole obligor and issuer of the Notes following the effectiveness of the Proposed Redomiciliation, its obligations on the Notes will be structurally subordinated to the liabilities of its subsidiaries.

Following the effectiveness of the Proposed Redomiciliation and the assumption, succession and substitution of New ParentCo as sole obligor and issuer of the Notes, New ParentCo’s right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise will be subject to the prior claims of creditors of that subsidiary, except to the extent New ParentCo may itself be recognized as a creditor of that subsidiary. As a result, similar to how currently Marex Group plc’s obligations as issuer of its existing notes are structurally subordinated to the liabilities of its subsidiaries, New ParentCo’s obligations under the Notes will be structurally subordinated to all existing and future liabilities of New ParentCo’s subsidiaries, and claimants should look only to New ParentCo’s assets for payments. Further, creditors of subsidiaries recapitalized pursuant to New ParentCo’s resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries. In addition, the Notes will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to New ParentCo’s secured obligations to the extent of the value of the assets securing such obligations.

USE OF PROCEEDS

We estimate that we will receive approximately $496.33 million, after deducting offering expenses and the underwriting discount, from the sale of the Notes. We intend to use the net proceeds from the sale of the Notes for working capital, to fund incremental growth and for other general corporate purposes. General corporate purposes may include repayment of debt, redemptions and repurchases of our ordinary shares, debt securities and our other securities, the funding of acquisitions, investments in other businesses, additions to working capital, capital expenditures and investments in or extension of credit to our subsidiaries.

DESCRIPTION OF THE NOTES

The following description of the terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description set forth under the heading “Description of Debt Securities” in the accompanying prospectus and should be read in conjunction with such description. For purposes of this “Description of the Notes,” references to the “Company,” “we,” “our,” “us” and “Marex” include only Marex Group plc and not its subsidiaries. All capitalized terms used under this heading “Description of the Notes” that are not defined herein have the meanings ascribed thereto in the accompanying prospectus or in the Indenture. The following description is qualified in its entirety by reference to the provisions of the Indenture.

General

The Notes issued in this offering initially will be limited to $500,000,000 aggregate principal amount.

The Notes are to be issued under a senior indenture dated as of October 15, 2024 (as amended or supplemented, the “Indenture” or the “senior indenture”), between the Company and Citibank, N.A., as the trustee (the “Trustee”). The Notes and the Indenture are governed by, and shall be construed in accordance with, the laws of the State of New York. The Indenture is more fully described in the accompanying prospectus under “Description of Debt Securities.” A copy of the Indenture is included as an exhibit to our registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Ranking

The Notes will:

•	be unsecured obligations of the Company;

•

be effectively subordinated to all our existing and any future secured indebtedness, to the extent of the assets securing such indebtedness, and to any existing and future indebtedness and other liabilities of our subsidiaries;

•	be equal in right of payment with any of our existing and future unsecured, unsubordinated indebtedness; and

•	rank senior to any of our existing and future subordinated indebtedness.

Payment at Maturity

The Notes will mature on April 21, 2031.

At maturity, you will receive an amount in cash equal to $1,000 per $1,000 principal amount of the Notes you then hold, plus any accrued and unpaid interest. If the maturity date falls on a day that is not a business day, we will postpone the payment of principal and interest to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments with respect to such postponement.

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of London and the City of New York.

Interest

The Notes will bear interest at a fixed rate of 5.680% per annum. Interest on the Notes will accrue from and including April 21, 2026 or the most recent date to which interest has been paid or duly provided for. We will pay interest on the Notes semi-annually in arrears on April 21 and October 21 of each year, commencing on October 21, 2026.

The interest payable on the Notes on any interest payment date will be paid to the person in whose name the Notes are registered at the close of business on the fifteenth calendar day, whether or not a business day, immediately preceding the applicable interest payment date. Interest that we pay on the maturity date of the Notes will be paid to the person to whom the principal will be payable. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date. If the maturity date of the Notes falls on a day that is not a business day, the payment of interest and principal shall be made on the next succeeding business day, and no interest will accrue after such maturity date.

Optional Redemption; Clean-Up Call

We may redeem the Notes, in whole at any time or in part from time to time, at our option, on not less than 10 days’ nor more than 60 days’ notice prior to the date fixed for redemption. Any redemption notice given in respect of a redemption may be subject to the satisfaction of one or more conditions precedent set forth in the notice of redemption.

Prior to the date that is one month prior to the stated maturity date for the Notes (the “Par Call Date”), we may redeem the Notes, in whole or in part, at our option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) for the Notes to be redeemed equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii)(a) the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the redemption date, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. Such redemption is referred to as a “Make-Whole Redemption.”

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. Such redemption is referred to as a “Par Call Redemption.”

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date as follows:

(1)

the Company shall select (a) the United States Treasury security maturing on the Par Call Date, subject to clause (3) below, or (b) if there is no United States Treasury security maturing on the Par Call Date, then the United States Treasury security with the maturity date that is closest to the Par Call Date, subject to clauses (2) and (3) below, as applicable; or

(2)

if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the Par Call Date, one or more with maturity dates preceding the Par Call Date and one or more with maturity dates following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding and closest to the Par Call Date, subject to clause (3) below; or

(3)

if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine or verify the determination of the redemption price.

Notwithstanding the foregoing, if at any time 75% or more of the aggregate principal amount of the Notes originally issued (and, for these purposes, any additional Notes (as contemplated under

“—Additional Notes” hereunder), but excluding for these purposes, any Notes redeemed pursuant to a Make Whole Redemption) have been redeemed by the Company or purchased by the Company or any of its subsidiaries, and cancelled pursuant to the Indenture (the “Clean-Up Event”), then the Company may, at its option, having given not less than 30 nor more than 60 days’ notice to the noteholders (which notice shall be irrevocable and shall specify the date fixed for redemption) redeem all (but not some only) of the remaining outstanding Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued interest thereon to, but excluding, the date of redemption. Such redemption is referred to as a “Clean-up Call Redemption.”

No Mandatory Redemption or Sinking Fund

The Notes are not subject to mandatory redemption or repayment at the option of the holders at any time prior to maturity. The Notes are not subject to nor entitled to the benefit of any sinking fund.

Offers to Purchase; Open Market Purchases

The Company may at any time and from time to time purchase Notes in the open market or through privately negotiated transactions or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Company may determine.

Optional Redemption in the Event of Change in Tax Treatment

The Notes may be redeemed by us, in whole but not in part, at our option, on not less than 10 nor more than 60 days’ notice, at any time at a redemption price equal to 100% of the principal amount thereof, together with accrued but unpaid interest on such Notes, if any, to (but excluding) the date fixed for redemption if, at any time, we determine that:

(a)

in making payment under such Notes in respect of principal, interest or missed payment we have or will or would become obligated to pay Additional Amounts as provided in the Indenture, provided such obligation results from a change in or amendment to the laws of a Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the UK is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the Notes; or

(b)

the payment of interest in respect of the Notes has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or re-enactment thereof for the time being), as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the Notes;

provided, however, that, in the case of (a) above, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such Notes then due.

We may not redeem the notes under this provision if the taxing jurisdiction changes under the Indenture and we are obligated to pay additional amounts as a result of a change in the laws or treaties (or any regulations or rulings promulgated thereunder), or any change in any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, of the new taxing jurisdiction (each such a change, a “Change in Law”) where the Change in Law became effective on or after the date of the original issuance of the Notes but which at the time the new taxing jurisdiction became a taxing jurisdiction under the Indenture was publicly announced as being or having been adopted or formally proposed.

Offer to Repurchase Upon a Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the Notes as described above, holders of Notes will have the right to require us to repurchase all or any part (in minimum original principal amounts of $1,000 and integral multiples of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the then-outstanding aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of Notes (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and the Indenture and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted together with a certificate executed by us, stating the aggregate principal amount of Notes or portions of Notes being purchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The change of control feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Notes, but that could increase the amount of our indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Notes.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means that both Rating Agencies (as defined below) shall have ceased to rate the Notes at an Investment Grade Rating on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Notes when any of the following has occurred:

(1)

the consummation of a transaction (including, without limitation, any merger or consolidation) the result of which is that a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries, and our and their respective employee benefit plans, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our share capital representing, in the aggregate, more than 50% of the voting power of all classes of our share capital; or

(2)	our liquidation or dissolution or the shareholders of the Company approve any plan or proposal for our liquidation or dissolution; or

(3)

any conveyance, transfer, sale, lease or other disposition (other than by way of merger of consolidation) of all or substantially all of the properties and assets of ours and our subsidiaries, taken as a whole, to another Person (other than us or our subsidiary), other than:

(a)	any transaction:

(i)	that does not result in any reclassification, conversion, exchange or cancellation of our outstanding equity interests; or

(ii)

pursuant to which holders of our outstanding equity interests, immediately prior to the transaction, have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all equity interests entitled to vote generally in elections of directors or managers of the continuing or surviving or successor entity immediately after giving effect to such issuance.

(b)

any transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of organization and resulting in a reclassification, conversion or exchange of our outstanding equity interests, if at all, solely into outstanding equity interests of the surviving entity or a direct or indirect parent of the surviving entity; or

(c)

any conveyance, transfer, sale, lease or other disposition with or into any of our subsidiaries, so long as such conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or conveying, transferring, selling, leasing or disposing all or substantially all our properties and assets to, any other Person.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. In addition, notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, the right to acquire voting stock (so long as such Person does not have the right to direct the voting of the voting stock subject to such right) or any veto power in connection with the acquisition or disposition of voting stock will not cause a party to be a beneficial owner.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, or any successor thereto.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch or BBB- (or the equivalent) by S&P.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or agency or political subdivision thereof.

“Rating Agencies” means (1) each of Fitch and S&P; and (2) if either of Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch or S&P, or both of them, as the case may be (such nationally recognized statistical rating organization, a “Substitute Rating Agency”).

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

Interest Rate Adjustment Based on Rating Events

The interest rate payable on the Notes will be subject to adjustments from time to time if either Rating Agency or, as applicable, Substitute Rating Agency (each, as defined above under “—Offer to Repurchase Upon a Change of Control Triggering Event—Rating Agencies”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes, in the manner described below.

If the rating assigned by S&P (or any Substitute Rating Agency therefor) of the Notes is downgraded to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of their initial issuance plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “—Fitch Rating Percentage”):

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency, as applicable.

If the rating assigned by Fitch (or any Substitute Rating Agency therefor) of the Notes is downgraded to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of their initial issuance plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under “—S&P Rating Percentage”):

Fitch Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency, as applicable.

If at any time the interest rate on the Notes has been increased and either S&P or Fitch (or, in either case, a Substitute Rating Agency therefor), as the case may be, subsequently upgrades its rating of the Notes to any of the threshold ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If S&P (or any Substitute Rating Agency therefor) subsequently upgrades its rating of the Notes to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, and Fitch (or any Substitute Rating Agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the date of their initial issuance (and if one such upgrade occurs and the other does not, the interest rate on the Notes will be decreased so that it does not reflect any increase attributable to the upgrading rating agency). In addition, the interest rates on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the Notes become rated BBB+ (or, in either case, the equivalent thereof, in the case of a Substitute Rating Agency) or higher by S&P and Fitch (or, in either case, a Substitute Rating Agency therefor), respectively (or one of these ratings if the Notes are only rated by one Rating Agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of S&P or Fitch (or, in either case, a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the date of their initial issuance or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of their initial issuance.

No adjustments in the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If at any time S&P or Fitch ceases to provide a rating of the Notes, we will use our commercially reasonable efforts to obtain a rating of the Notes from a Substitute Rating Agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by S&P or Fitch, as applicable, in such table and (c) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the applicable percentage set forth in the applicable table above. For so long as neither S&P nor Fitch (nor, in either case, a Substitute Rating Agency therefor) provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the date of their initial issuance.

Any interest rate increase or decrease described above will take effect from the first interest payment date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs. If S&P or Fitch (or, in either case, a Substitute Rating Agency therefor) changes its rating of the Notes more than once prior to any particular interest payment date, the last change by such agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency’s action.

If the interest rate payable on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

We will advise the trustee and the holders of any occurrence of a rating change that requires an interest rate increase or decrease described above.

Certain Covenants

Limitations on Liens on Voting Stock of Designated Subsidiaries

Pursuant to the Indenture, we covenant that, so long as any of the Notes are outstanding, we will not, and we will not permit any Designated Subsidiary (as defined below) to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness (as defined below) secured by any mortgage, pledge, lien, security interest or other encumbrance (a “Lien”) upon any voting stock of any Designated Subsidiary directly or indirectly held by us (whether such voting stock are now owned or hereafter acquired) without effectively providing concurrently that the Notes (and, if we so elect, any other Indebtedness of ours that is not subordinate to the Notes and with respect to which the governing instruments of such Indebtedness require us, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured. The foregoing will not apply to Liens (i) on the securities of any entity existing at the time it becomes a Designated Subsidiary, or on any shares of capital stock or Indebtedness of or acquired from an entity merged or consolidated with or into, or otherwise acquired by us or any of our subsidiaries (and, in each case, any extensions, renewals or replacements thereof), (ii) existing at the time of issue of the Notes, (iii) arising out of any netting or set-off arrangement entered into by us or our subsidiaries in the ordinary course of banking arrangements for the purpose of netting debit and credit balances, (iv) arising out of any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by us or our subsidiaries for the purpose of hedging any risk to which we or a subsidiary is exposed in its ordinary course trading or its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, (v) arising by operation of law and in the ordinary course of trading, (vi) arising under any trade finance instruments, (vii) arising as a result of our permitted brokerage business or (viii) on securities securing Indebtedness the principal amount of which does not exceed the greater of (A) $25,000,000 and (B) 5% of Tangible Net Worth (measured as at the most recent Relevant Period) (or its equivalent in another currency or currencies) at any time, measure at the time of incurrence.

For purposes of the Indenture, “voting stock” of any Person means any and all classes of shares, equity interests, participations or other equivalents of or interests in (however designated) the equity of such Person, that are, in each case, ordinarily entitled to vote in elections for directors, including preferred stock (if so entitled to vote), but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means any direct or indirect subsidiary now owned or hereafter acquired by us for which the consolidated total assets of such subsidiary constitute, as of the last day of the most recently ended fiscal quarter, 15% or more of the consolidated total assets of the Group; provided, however, that the following shall not be Designated Subsidiaries:

(1)	any Person in which the Company or any of its subsidiaries does not own sufficient equity or voting interests to elect a majority of the directors (or persons performing similar functions);

(2)	any Person whose financial results would not be consolidated with the Company and its consolidated subsidiaries in accordance with IFRS;

(3)	any Person which is a subsidiary of a Company subsidiary the common equity of which is registered under Section 12(b) or 12(g) of the Exchange Act; and

(4)	any subsidiary of any Person described in clauses (1), (2) or (3) above.

The term “Indebtedness” means, without duplication, with respect to any Person, whether or not contingent:

(1)

the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)	all capitalized lease obligations of such Person;

(3)

all obligations of such Person incurred or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any banker’s acceptance, bank guarantees, surety bonds or similar credit transaction; and

(5)	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (4) above;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with IFRS; provided, however, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of such Person prepared in accordance with IFRS:

(i)	all Indebtedness of others secured by any Lien on any property or asset of such Person (whether or not such Indebtedness is assumed by such Person);

(ii)	to the extent not otherwise included, any guarantee by such Person of Indebtedness of any other Person; and

(iii)	preferred stock or other equity interests providing for mandatory redemption or sinking fund or similar payments issued by any subsidiary of such Person.

The term “Financial Half-Year” means the period commencing on the day after one Half-Year Date and ending on the next Half-Year Date.

The term “Group” means the Company, together with its consolidated subsidiaries as a consolidated entity.

The term “Half-Year Date” means each of 30 June and 31 December.

The term “Relevant Period” means the last day of each Financial Half-Year, with the first Relevant Period ending on 31 December 2025.

The term “Tangible Net Worth” means, in respect of the Company, the excess of total consolidated assets over total consolidated liabilities excluding all assets which would be classified as intangible assets under IFRS and consistently applied including, but not limited to, goodwill and deferred charges.

Consolidation, Merger or Sale

We may, without the consent of holders of the Notes, consolidate or merge with or into, or transfer all or substantially all of our assets to, any Person, provided that, either (a) we will be the continuing entity or (b) the successor entity or Person to which our assets are transferred is an entity organized under the laws of the United States, any state of the United States or the District of Columbia, or a company organized and existing under the laws of the United Kingdom or any political subdivision thereof or any UK overseas territory (including but not limited to Bermuda) or any other country member of the Organisation for Economic Co-operation and Development (each such entity’s or company’s jurisdiction of organization as listed above, a “Specified Jurisdiction”), and it expressly assumes our obligations on the Notes and under the Indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the Indenture shall have occurred and be continuing. Except in the case of a lease, when the Person to whom our assets are transferred has assumed our obligations under the Notes and the Indenture, we will be discharged from all our obligations under the Notes and the Indenture.

This covenant does not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control was structured to include a merger or consolidation or transfer of all or substantially all of our assets.

Assumption of Obligations by Holding Company of the Group; Substitution of Issuer

A holding company of the Group may, without the consent of holders of the Notes, assume our obligations for the due and punctual payment of the principal of (and premium, if any, on), or interest on and any additional amount required to be paid under, and the performance of each of our covenants in, the Notes and the Indenture (with respect to such Notes), provided that such holding company is organized under the laws of a Specified Jurisdiction and expressly assumes such obligations on the Notes and such Indenture. In addition, we cannot effect such assumption unless immediately after giving effect to such assumption of obligations, no default or event of default under the Indenture shall have occurred and be continuing.

Upon any such assumption, such holding company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and the Indenture (with respect to such Notes) with the same effect as if it had been named as the Company in the Notes and such Indenture, and the Company shall be released from all liability as obligor and issuer upon the Notes and such Indenture.

Modification, Amendment or Waiver

We may from time to time amend or supplement the Indenture and the Notes without the consent of registered holders to, among other things, (i) evidence the assumption by a successor corporation of our obligations, (ii) add covenants for the benefit of holders of the Notes, or (iii) cure any ambiguity or correct any defect or inconsistency or correct or supplement any provision of the Indenture or any Note, provided, however, that any such cure, correction or supplement shall not adversely affect the interests of the holders of the Notes in any material respect.

With certain exceptions, we may make modifications and amendments of the Indenture with the consent of the registered holders of not less than a majority in aggregate principal amount of the Notes of a series at the time outstanding under the Indenture. Compliance with certain covenants may be waived on behalf of registered holders of debt securities of a series, either generally or in a specific instance and either before or after the time for compliance with those covenants, with the consent of holders of not less than a majority in aggregate principal amount of the then-outstanding Notes of such series. Nevertheless, without the consent of each registered holder of the Notes affected thereby, no such modification or amendment may, among other things, reduce the principal of or interest on any of the outstanding Notes, extend the stated maturity of the Notes, change the interest payment dates or terms of payment for the Notes, or reduce the percentage of registered holders necessary to modify or amend the Indenture and the Notes.

See “Description of the Notes—Modification and Waiver” in the accompanying prospectus.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the Indenture with respect to the Notes, means any of the following:

•	failure to pay interest (including any additional interest) for 30 days after the date payment on any Note is due and payable;

•

failure to pay principal or premium, if any, on any Note when due, either at maturity, upon any redemption, by declaration or otherwise, and, in the case of technical or administrative difficulties, such failure continues for a period of three days;

•	a default under any mortgage, indenture, bond, debenture, note or other evidence of indebtedness for borrowed money, in an aggregate principal amount equivalent to the greater of (x) $50 million or (y) 5.0% of the Net Assets of the Group, which default (i) is caused by our failure to pay principal of such indebtedness after any applicable grace period provided in such indebtedness on the date of such default, or (ii) results in such indebtedness being accelerated and becoming due and payable prior to its stated maturity, and such acceleration shall not have been rescinded or annulled or such Indebtedness shall not have been discharged and such default continues for a period of 30 consecutive days after written notice to us by the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes;

•	failure by us to perform any other covenant in the Indenture or the Notes (“other covenants”) for 90 days after notice by the Trustee that performance was required; or

•	events related to our bankruptcy, insolvency, reorganization or liquidation.

The term “Net Assets” means, with respect to any Person, the excess (if positive) of (a) such Person’s consolidated assets over (b) such Person’s consolidated liabilities, in each case determined in accordance with IFRS.

If an Event of Default relating to the payment of interest (including any additional interest) or principal with respect to the Notes has occurred and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the entire principal of the Notes to be due and payable immediately.

If an Event of Default relating to the performance of other covenants occurs and is continuing, and a responsible officer of the Trustee has actual knowledge of such Event of Default, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the entire principal amount of the Notes to be due and payable immediately.

The holders of not less than a majority in aggregate principal amount of the Notes may, after satisfying applicable conditions, rescind and annul any of the above-described declarations and consequences.

If an Event of Default relating to events of our bankruptcy, insolvency, reorganization or liquidation occurs and is continuing, then the principal amount of the Notes outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the Trustee or any holder.

The Indenture imposes limitations on suits brought by holders of Notes against us. Except as provided below, no holder of Notes may institute any action against us under the Indenture unless:

•	the holder has previously given to the Trustee written notice of default and continuance of that default;

•	the holders of at least 25% in outstanding principal amount of the Notes have requested in writing that the Trustee institute the action because of the event of default;

•	the requesting holders have offered the Trustee security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the Trustee has not instituted the action within 60 days after receipt of the request and offer of security or indemnity; and

•	the Trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding the foregoing, each holder of Notes of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, the Notes when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of Notes.

We will be required to file annually with the Trustee a certificate, signed by an officer of the Company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indenture.

Additional Amounts

The Additional Amounts provisions described in “Description of Debt Securities—Additional Amounts” in the accompanying prospectus will apply to the Notes.

Discharge, Defeasance and Covenant Defeasance

The defeasance and discharge provisions described under “Description of Debt Securities—Defeasance and Discharge” in the accompanying prospectus will apply to the Notes.

Book-Entry System

The certificates representing the Notes will be issued in the form of one or more fully-registered global Notes without coupons (collectively, the “Global Note”) and will be deposited with, or on behalf of, The Depository Trust Company (“DTC” or in this section, the “Depository”) and registered in the name of Cede & Co., as the nominee of the Depository. Except in limited circumstances, the Notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual Notes represented thereby, any interests in the Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee of the Depository to a successor depository or any nominee of such successor.

The Depository is under no obligation to provide its services as depositary for the certificates of any series and may discontinue providing its services at any time. Neither we nor the Trustee will have any responsibility for the performance by the Depository or its direct or indirect participants under the rules and procedures governing the Depository. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, we will prepare and deliver certificates for the Notes of that series in exchange for beneficial interests in the Global Note if:

•

the Depository notifies us that it is unwilling or unable to continue as a depositary for the Global Note of any series or if the Depository ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after the notification or of our becoming aware of the Depository’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the Notes of any series represented by one or more a global debt securities; or

•

an Event of Default has occurred and is continuing with respect to the debt securities of any series, and the Depository wishes to exchange such global debt securities for definitive certificated debt securities.

Any beneficial interest in a Global Note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for Notes in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

The Depository has advised us that the Depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants (“Direct Participants”) deposit with the Depository. The Depository also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for the Depository, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depository system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to the Depository or its nominee. If less than all of the Notes of a series are being redeemed, the Depository will reduce the amount of the interest of Direct Participants in such Notes in accordance with its procedures.

A beneficial owner of Notes shall give written notice to elect to have its Notes repurchased or tendered, through its participant, through the applicable procedures of the Depository and shall effect delivery of such Notes by causing the Direct Participant to transfer the participant’s interest in such Notes, on the Depository’s records, in accordance with the applicable procedures of the Depository. The requirement for physical delivery of Notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such Notes are transferred by Direct Participants on the Depository’s records and followed by a book-entry credit of such Notes in accordance with the applicable procedures of the Depository. In connection with any proposed transfer outside the book-entry only system, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Code Section 6045. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

In any case where a vote may be required with respect to the Notes of any series, neither the Depository nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, the Depository will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those Direct Participants to whose accounts the Notes are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of the Depository. The Depository’s practice is to credit Direct Participants’ accounts on the relevant payment date unless the Depository has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of the Depository or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to Direct Participants is the responsibility of the Depository, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

The rules applicable to the Depository and its participants are on file with the SEC. The information in this section concerning the Depository and the Depository’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Same-Day Funds Settlement and Payment

All payments of principal, premium, if any, and interest in respect of Notes in book-entry form will be made by us in immediately available funds to the accounts specified by the Depository.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Additional Notes

We have the ability to “reopen,” or increase after the issuance date, the principal amount of a particular series of our Notes without notice to the holders of existing Notes of such series by selling additional Notes having the same terms. Such additional Notes may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding Notes. Any such additional Notes, together with the outstanding Notes, will constitute a single series of Notes under the Indenture, provided that such additional Notes will be issued with the same CUSIP or other identifying number as the outstanding Notes only if they are fungible with the outstanding Notes for U.S. federal income tax purposes. However, any new Notes of this kind may have a different offering price and may begin to bear interest at a different date.

Listing

Application has been made for the Notes to be admitted to the Vienna MTF, a multilateral trading facility operated by the Vienna Stock Exchange. The listing application will be subject to approval by the Vienna Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time. There are no assurances that the Notes will be admitted to trading on the Vienna MTF.

Concerning the Trustee

The Trustee under the Indenture is Citibank, N.A. On the date of this prospectus supplement, the Trustee has a designated principal corporate trust office at 388 Greenwich Street, New York, New York 10013, Attention: Agency & Trust – Marex Group plc. The Company maintains banking relationships with the Trustee. Certain affiliates of the Trustee act as principal program agent, registrar, fiscal agent, paying agent or transfer agent, as applicable, in respect of our Structured Notes Program, Public Offer Program or Tier 2 Program. See “Description of Other Indebtedness – Debt Programs” in the accompanying prospectus.

Paying Agent and Registrar

Citibank, N.A. will act as paying agent and securities registrar for the Notes.

TAX CONSIDERATIONS

Material U.K. Tax Considerations

Prospective investors should refer to the section entitled “Material Tax Considerations—Material U.K. Tax Considerations” in the accompanying prospectus for a discussion on the material U.K. tax considerations of acquiring the Notes.

Material U.S. Federal Income Tax Considerations

The following disclosure supplements, and to the extent inconsistent supersedes, the discussion in the section entitled “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, which prospective U.S. Holders (as defined therein) should refer to for general a discussion on the material U.S. federal income tax considerations of acquiring the Notes.

In certain circumstances, we may be obligated to make payments on the Notes in excess of stated principal and interest (e.g., as described in “Description of the Notes—Offer to Repurchase upon a Change of Control Triggering Event” and “—Interest Rate Adjustment Based on Rating Events”). We intend to take the position that these contingencies should not cause the Notes to be treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Assuming such position is respected, a U.S. Holder would generally be required to include the amount of any such additional payments as ordinary interest income at the time such payments accrue or are received (in accordance with such U.S. Holder’s method of tax accounting). Our position is binding on U.S. Holders unless such U.S. Holder discloses its contrary position to the IRS in a manner required by the applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS. If the IRS successfully challenged our position, and the Notes were treated as contingent payment debt instruments, a U.S. Holder would be required to accrue interest income at a rate that may be higher than the rate of stated interest, regardless of the U.S. Holder’s method of tax accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a Note. U.S. Holders are urged to consult their tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement dated April 16, 2026, we have agreed to sell to the underwriters named below, for whom Goldman Sachs & Co. LLC, Jefferies LLC and J.P. Morgan Securities LLC are acting as representatives, and the underwriters have severally agreed to purchase from us the respective principal amount of Notes set forth opposite their names below.

Underwriters	Principal Amount of Notes
Goldman Sachs & Co. LLC	$175,000,000.00
Jefferies LLC	$175,000,000.00
J.P. Morgan Securities LLC	$150,000,000.00

Total	$500,000,000.00

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other customary conditions. The underwriters are obligated to purchase all of the Notes offered by us if they purchase any of the Notes. The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

The underwriters initially propose to offer the Notes directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at those prices less a selling concession not in excess of 0.240% of the principal amount per Note. Any underwriter may allow, and such dealers may reallow, a selling concession not in excess of 0.125% of the principal amount per Note, to certain other brokers or dealers. After the initial offering of the Notes to the public, the underwriters may vary the offering prices and other selling terms of the Notes from time to time. Sales of Notes made outside of the United States may be made by affiliates of the underwriters.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $1.7 million.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The Notes are a new issue of securities with no established trading market. Application has been made for the Notes to be admitted to listing and trading on the Vienna MTF, a multilateral trading facility operated by the Vienna Stock Exchange. The listing application will be subject to approval by the Vienna Stock Exchange. There can be no assurance that application for listing and admission to trading will be granted or than an active trading market in the Notes will develop. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of Notes in the open market after the distribution of such Notes has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while this offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Settlement

We expect that delivery of the Notes will be made against payment therefor on or about April 21, 2026. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date that is one business day preceding delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle on or about April 21, 2026, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Such purchasers should consult their own advisors in this regard.

Conflict of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise), and/or persons and entities with relationships with us. In particular, certain affiliates of the underwriters are acting as the lead arrangers and/or lenders in connection with our credit facilities, for which they have received, and will receive, customary fees and expenses as consideration therewith. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. The underwriters and their respective affiliates may also be, and some have been, clients of ours, and may also enter into, and some have entered into, hedging transactions with us.

Selling Restrictions

European Economic Area

Each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2(e) of the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom

Each underwriter in connection with an offering of Notes will represent and agree that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the UK.

Each underwriter will represent and agree that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any retail investor in the UK. For the purposes of this provision: (a) the expression “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.

Canada

Each underwriter has acknowledged that no prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes, such Notes have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus, any applicable supplement or the merits of any such Notes and any representation to the contrary is an offence.

Each underwriter has represented, warranted and agreed that it has not offered, sold or distributed and will not offer, sell or distribute any Notes, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, other than in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a)

any offer, sale or distribution of such Notes in Canada will be made only to purchasers that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that are not a person created or used solely to purchase or hold such Notes as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b)

it is either (I) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver such Notes, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and delivery and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c)

it has not and will not distribute or deliver any offering memorandum (as such term is defined under applicable Canadian securities laws) or any other offering material in connection with any offering or sale of such Notes in or to a resident of Canada, except in compliance with applicable Canadian securities laws.

Canadian purchasers are hereby notified that each of the agents and dealers are relying on the exemption set out in section 3A.3 or 3A.4, as applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these Notes in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Hong Kong

In relation to an offering of Notes, each underwriter will represent and agree that:

(a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

In relation to an offering of Notes, each underwriter will acknowledge that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter will represent, warrant and agree that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Japan

The Notes will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, none of the Notes, nor any interest thereon, may be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Switzerland

The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and its implementing ordinance, the Swiss Federal Financial Services Ordinance (“FinSO”). No application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to FinSA.

Consequently, this prospectus supplement and the accompanying prospectus and any other offering or marketing material relating to the Notes may only be publicly distributed or otherwise made publicly available in Switzerland:

(a)

if such offer is strictly limited to investors that qualify as professional clients according to Article 4 para. 3 FinSA and Article 5 para. 1 FinSO. Accordingly, the Notes may only be distributed or offered, and the prospectus supplement, prospectus or any other marketing material relating to the Notes may be made available to professional clients in Switzerland; in this case, the offering of the Notes in, into or from Switzerland is exempt from the requirement to prepare and publish a prospectus under FinSA; or

(b)	if such offer constitutes an exempt offer pursuant to specific provisions regarding exempt offers pursuant to Article 36 FinSA which (a) is addressed to less than 500 investors, (b) is only addressed to investors that purchase financial instruments in an amount of at least CHF 100,000 (or equivalent in other currencies), (c) has a minimum denomination of CHF 100,000 (or equivalent in other currencies), or (d) does not exceed the value of CHF 8 million (or equivalent in other currencies) calculated over a period of 12 months; in this case, the offering of the Notes in, into or from Switzerland is exempt from the requirement to prepare and publish a prospectus under FinSA.

Notes that constitute debt instruments with a “derivative character” may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland, unless a key information document according to the FinSA or any equivalent document under the FinSA is prepared.

Dubai International Financial Centre

In relation to an offering of Notes, each underwriter will represent and agree that it will not offer such Notes to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT Module) of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)	made only to persons who meet the “Professional Client” criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA rulebook.

LEGAL OPINIONS

The validity of the Notes offered by Marex Group plc hereby will be passed upon for us by Mayer Brown International LLP, London, United Kingdom as to matters of English law and the legality of the Notes offered hereby will be passed upon for us by Mayer Brown LLP, New York, New York as to matters of New York law. Certain legal matters will be passed upon for the underwriters by Kirkland & Ellis LLP, New York, New York. Certain U.S. federal income tax matters will be passed upon for us by Mayer Brown LLP, New York, New York. Certain matters of United Kingdom tax law will be passed upon for us by Mayer Brown International LLP.

EXPERTS

The consolidated financial statements of Marex Group plc as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus, and the effectiveness of Marex Group plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the consolidated financial statements and an adverse opinion on the effectiveness of Marex Group plc’s internal control over financial reporting. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Marex Group plc

Senior Debt Securities

Subordinated Debt Securities

Contingent Capital Securities

Marex Group plc may from time to time offer and issue senior debt securities, subordinated debt securities (together with the senior debt securities, the “debt securities”) and contingent capital securities through this prospectus (collectively, the “securities”). We will provide the specific terms of the securities that we are offering in one or more supplements to this prospectus (including any prospectus supplement, product supplement and/or pricing supplement, as applicable, collectively, the “prospectus supplement”). The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement thereto carefully before you invest. This prospectus may not be used to consummate sales of debt securities or contingent capital securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MRX.” The securities that we may offer using this prospectus may be listed or quoted on a securities exchange or quotation system, as specified in the applicable prospectus supplement.

The debt securities and contingent capital securities are not bank deposits and are not insured or guaranteed by the United Kingdom Financial Services Compensation Scheme, the United States Federal Deposit Insurance Corporation or any other government or governmental or private agency or deposit protection scheme in any jurisdiction.

Investing in the securities described herein involves a number of risks. See “Risk Factors” beginning on page 7 of this prospectus to read about certain risk factors you should consider before investing in the securities.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in the United Kingdom. Such consequences for investors who are resident in, or citizens of, the United Kingdom or the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that we are incorporated and currently existing under the laws of England and Wales, that certain of our directors and officers reside outside of the United States, and most of the assets of our non-U.S. subsidiaries are located outside of the United States.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, Marex Group plc, our affiliate Marex Capital Markets Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. See “Plan of Distribution (Conflict of Interest).” Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Prospectus dated May 1, 2025

Neither we nor any underwriter, dealer or agent has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we have prepared, and neither we nor any underwriter, dealer or agent take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We, the underwriters, dealers and agents are offering to sell securities and seeking offers to purchase securities only in the United States and certain other jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of securities. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

For investors outside the United States: neither we nor the underwriters, dealers or agents have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Prohibition of Sales to EEA Retail Investors

If the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU)

i

No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of securities in the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in the EEA of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable prospectus supplement in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters, dealers or agents to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or prospectus supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor any of the underwriters, dealers or agents have authorized, nor do we or any of the underwriters, dealers or agents authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters, dealers or agents to publish a prospectus for such offer. Neither we nor the underwriters, dealers or agents have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, dealers or agents which constitute the final placement of the securities contemplated in this prospectus.

Where the applicable prospectus supplement includes a section entitled “MiFID II product governance,” it will outline the target market assessment in respect of the securities and which channels for distribution of the securities are appropriate. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment made in respect of such securities) and determining appropriate distribution channels.

For purposes of the Markets in Financial Instruments Directive product governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), a determination will be made in relation to each issue about whether any underwriter, dealer or agent subscribing for any securities is a manufacturer in respect of such securities, but otherwise none of the underwriters, dealers or agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

Prohibition of Sales to UK Retail Investors

If the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law ((as amended or superseded (whether by the proposed Consumer Composite Investments (Designated Activities) Regulations or otherwise), the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise

ii

making them available to retail investors in the UK has been prepared and, therefore, offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. Where the UK PRIIPs Regulation has been superseded as aforesaid, and the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” the securities shall not be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom except in accordance with the laws, regulations and rules that supersede the UK PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under Section 86 of the FSMA from the requirement to produce a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in the UK of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable prospectus supplement in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters, dealers or agents to publish a prospectus pursuant to Section 85 of the FSMA or prospectus supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor any of the underwriters, dealers or agents have authorized, nor do we or any of the underwriters, dealers or agents authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the dealers or agents to publish a prospectus for such offer. Neither we nor the underwriters, dealers or agents have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, dealers or agents which constitute the final placement of the securities contemplated in this prospectus.

Where the applicable prospectus supplement includes a section entitled “UK MiFIR product governance,” it will outline the target market assessment in respect of the securities and which channels for distribution of the securities are appropriate. A distributor should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any underwriter, dealer or agent subscribing for any securities is a manufacturer in respect of such security, but otherwise neither the underwriters, dealers or agents nor any of their respective affiliates will be a manufacturer for the purpose of the UK MIFIR Product Governance Rules.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a security.

If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the most recent applicable prospectus. To the extent information contained in this prospectus differs or varies from the information contained in a document incorporated by reference into this prospectus, you should rely on the information in the more recent document. You should read both this prospectus and the applicable prospectus supplement related to any offering, as well as the additional information described under the heading “Where You Can Find More Information.”

Except where the context otherwise requires or where otherwise indicated, the terms “Marex,” the “Company,” the “Group,” “we,” “us,” “our,” “our company” and “our business” refer to Marex Group plc, together with its consolidated subsidiaries as a consolidated entity.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We report under the IFRS® Accounting Standards (“IFRS Accounting Standards”) as issued by the International Accounting Standards Board (the “IASB”). The financial information included or incorporated by reference in this prospectus has been prepared in accordance with IFRS Accounting Standards, as issued by the IASB, which differ in certain significant respects from accounting principles generally accepted in the United States (“U.S. GAAP”). This prospectus does not include a reconciliation from IFRS Accounting Standards to U.S. GAAP.

Our audited consolidated financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022, together with the audit report thereon, are incorporated by reference in, and form part of, this prospectus. Our audited consolidated financial statements have been restated to correct certain errors as explained in note 36 to our audited consolidated financial statements in our Annual Report on Form 20-F for the year ended December 31, 2024 as filed with the SEC on March 21, 2025 (the “Annual Report on Form 20-F”), which is incorporated by reference into this prospectus.

We present our consolidated financial statements in U.S. dollars. All references in this prospectus to “dollar,” “USD” or “$” mean U.S. dollars, all references to “£,” “GBP” or “Pounds Sterling” mean British pounds sterling and all references to “Euro” or “€” mean the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including documents incorporated by reference herein and therein, may contain forward-looking statements. All such statements are made pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements relate to our current expectations and views of future events. They relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Statements regarding our future results of operations and financial position, growth strategy and plans, completion of acquisitions and objectives of management for future operations, are forward-looking statements.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” in our Annual Report on Form 20-F and the following:

•	subdued commodity market activity or pricing levels;

•

the effects of geopolitical events, terrorism and wars, such as the effect of Russia’s military action in Ukraine or the on-going conflicts in the Middle East, on market volatility, global macroeconomic conditions and commodity prices;

•	changes in interest rate levels;

•	the risk of our clients and their related financial institutions defaulting on their obligations to us;

•	regulatory, reputational and financial risks as a result of our international operations;

•	software or systems failure, loss or disruption of data or data security failures;

•	an inability to adequately hedge our positions and limitations on our ability to modify contracts and the contractual protections that may be available to us in OTC derivatives transactions;

•	market volatility, reputational risk and regulatory uncertainty related to commodity markets, equities, fixed income, foreign exchange and cryptocurrency;

•	the impact of climate change and the transition to a lower carbon economy on supply chains and the size of the market for certain of our energy products;

•	the impact of changes in judgments, estimates and assumptions made by management in the application of our accounting policies on our reported financial condition and results of operations;

•	lack of sufficient financial liquidity;

•

if we fail to comply with applicable law and regulation, we may be subject to enforcement or other action, forced to cease providing certain services or obliged to change the scope or nature of our operations;

•	significant costs, including adverse impacts on our business, financial condition and results of operations, and expenses associated with compliance with relevant regulations; and

•

if we fail to remediate the material weaknesses we identified in our internal control over financial reporting or prevent the occurrence of material weaknesses in the future, the accuracy and timing of our financial statements may be impacted, which could result in material misstatements in our financial statements or failure to meet our reporting obligations and subject us to potential delisting, regulatory investments or civil or criminal sanctions.

The forward-looking statements made in this prospectus, any applicable prospectus supplement and any document incorporated by reference herein or therein, relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

You should read this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein and the documents that we reference therein and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date when made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

We qualify all of our forward-looking statements by these cautionary statements.

For additional information, see “Risk Factors” in this prospectus as well as the factors set forth under the “Risk Factors” section in any accompanying prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 20-F, as such discussion may be amended or updated by other reports filed by us with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us or the securities we are offering, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and accordingly, file annual reports and other information with the SEC, including our annual reports on Form 20-F and reports on Form 6-K. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. This site contains reports and other information regarding issuers, like us, that file electronically with the SEC. We also make available on our website, free of charge, our annual reports on Form 20-F and the text of our reports on Form 6-K, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.marex.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

The SEC allows us to “incorporate by reference” the information in certain documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the document listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Securities under this prospectus, excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act:

•	Our Annual Report on Form 20-F.

To the extent expressly stated therein, our reports on Form 6-K furnished by us after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at: Marex Group plc, 155 Bishopsgate, London EC2M 3TQ United Kingdom, Attention: Company Secretary, Telephone: +44 2076 556000.

Each document incorporated by reference is current only as of the date of such document. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, board of directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

MAREX

Marex is a diversified global financial services platform providing essential liquidity, market access and infrastructure services to clients across energy, commodities and financial markets. We provide critical services to our clients by connecting them to global exchanges and providing a range of execution and hedging services across various assets and products.

Our business is organized into four closely connected services which combine to provide our clients with access to the full value chain in our industry from clearing to execution: Clearing, Agency and Execution, Market Making and Hedging & Investment Solutions.

The diversification and resilience of our business has increased over the last several years through the expansion of our services and regional footprint, which enables us to effectively serve our clients. Within the global commodities market, we believe we are one of the leading service providers in the world, providing a broad range of services across the commodities value chain and connectivity to 60 exchanges.

Our principal executive offices are in New York and London, and we operate across Europe, the Americas, the Middle East and APAC regions with more than 40 offices worldwide and over 2,000 employees as of December 31, 2024. Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MRX.”

RISK FACTORS

Investing in our securities involves risk. In addition to the risks described below, please see the “Risk Factors” section in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus, as well as similar sections in our subsequent filings incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, including information contained in our filings with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Risks Relating to Our Securities

In General

The securities are subject to our credit risk.

Marex may partially or wholly fail to meet their obligations under the securities. Investors should therefore take the creditworthiness of Marex and its subsidiaries into account in their investment decision. Credit risk means the risk of insolvency or illiquidity of an issuer, i.e. a potential, temporary or final inability to fulfil their interest and repayment obligations on time. An increased insolvency risk is typical of issuers that have a low creditworthiness. The payment of any amount due on the securities is subject to the credit risk of Marex. The securities are unsecured debt obligations of Marex, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on Marex’s ability to pay all amounts due on the securities, and therefore investors are subject to the credit risk of the Marex and to changes in the market’s view of its creditworthiness.

The securities are not bank deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation, the UK Financial Services Compensation Scheme or any other government or governmental or private agency or deposit protection scheme in any jurisdiction. Investors are dependent on Marex’s ability to pay all amounts due on the securities, and therefore investors are subject to Marex’s credit risk and to changes in the market’s view of the Marex’s creditworthiness. The payment of any amount due on the securities is not guaranteed by any entity.

The securities are not insured against loss by any third parties; you can depend only on our earnings and assets for payment and interest, if any, on the securities.

The securities will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the securities.

You may be required to pay fees in connection with your investment in the securities.

You may be required to pay an additional amount per security (as specified in the applicable prospectus supplement) as a commission for services rendered by any of our agents in connection with your initial purchase of the securities. In addition, to the extent you request that our agent execute a secondary market-making transaction for any of your securities (and the agent agrees to do so), we and our agents may receive a fee in connection with such secondary market-making transaction in addition to any bid-ask spread. To the extent that the applicable prospectus supplement allows you to redeem the securities prior to maturity, you may be required to pay a fee in connection with your early redemption of the securities. As a consequence of these fees, you may receive less than the full amount of your securities by executing a market-making transaction or an early redemption, if so specified in the applicable prospectus supplement.

You must rely on your own evaluation of the merits of an investment in the securities.

In connection with your purchase of the securities, we urge you to consult your own financial, tax and legal advisors as to the risks entailed by an investment in the securities and not rely on our views in any respect. You should make such investigation as you deem appropriate as to the merits of an investment in the securities.

We have broad discretion in the use of the net proceeds from any offering of securities hereunder and may not use them effectively.

Our management will have broad discretion in the application of the proceeds from any offering of securities hereunder and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the offering of securities hereunder for working capital, to fund incremental growth and other general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. The failure by our management to apply these funds effectively could result in financial losses that could adversely affect our business and cause the price of our securities to decline. Pending their use, we may invest the net proceeds from any offerings hereunder in a manner that does not produce income or that loses value.

There may not be any secondary market for your securities.

Upon issuance, the securities will not have an established trading market. We cannot assure you that a trading market for the securities will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of securities on a national securities exchange, we are under no obligation to do so. In addition, in the event that we apply for listing, we may not meet the relevant requirements. We do not expect to announce, prior to the pricing of the securities, whether we will meet such requirements. Even if there is a secondary market, it may not provide significant liquidity. While we anticipate that the underwriters, dealers or agents will act as market makers for the securities, they agents are not required to do so. If the securities are not listed on any securities exchange and the underwriters, dealers or agents were to cease acting as market makers, it is likely that there would be no secondary market for the securities. You therefore must be willing and able to hold the securities until maturity.

The indentures will not restrict the amount of additional indebtedness that we may incur.

The debt securities and the indentures under which the debt securities will be issued will not place any limitation on the amount of indebtedness that may be incurred by us. Our incurrence of additional indebtedness may have important consequences for you as a holder of debt securities, including making it more difficult for us to satisfy our obligations with respect to the debt securities, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the debt securities in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your debt securities, if any, and increasing the risk that the credit rating of the debt securities is lowered or withdrawn.

Our obligations on the debt securities will be structurally subordinated to liabilities of our subsidiaries.

Our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. As a result, our obligations under the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. Further, creditors of subsidiaries recapitalized pursuant to our resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including our contributed assets. In addition, our debt securities will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to our secured obligations to the extent of the value of the assets securing such obligations.

The market value of our debt securities may be less than the principal amount of the debt securities.

The market for, and market value of, the debt securities may be affected by a number of factors. These factors include:

•	the method of calculating the principal of or any premium, interest or other amounts payable on the debt securities;

•	the time remaining to maturity of the debt securities;

•	the aggregate amount outstanding of the relevant debt securities;

•	any redemption or repayment features of the debt securities;

•	the level, direction, and volatility of market interest rates generally;

•	general economic conditions of the capital markets in the United States;

•	geopolitical conditions and other financial, political, regulatory and judicial events that affect the financial markets generally; and

•	any market-making activities with respect to the debt securities.

Except in cases where the applicable prospectus supplement provides to you a right to redeem your debt securities prior to their final maturity date, the only way to liquidate your investment in the debt securities prior to maturity will be to sell the debt securities. At that time, there may be a very illiquid market for the debt securities or no market at all. If you sell your debt securities prior to maturity, you may receive less than the principal amount of such debt securities.

The amount you receive at maturity may be delayed or reduced upon the occurrence of an event of default.

If the trustee determines that the debt securities have become immediately due and payable following an event of default with respect to the debt securities, you may not be entitled to the entire principal amount of the debt securities, but only to that portion of the principal amount specified in the applicable prospectus supplement, together with accrued but unpaid interest, if any. For more information, see “Description of Debt Securities—Events of Default.”

If your debt securities are rated, the rating is not a guarantee of our credit quality.

Certain of your debt securities may be rated by credit rating agencies, although we are under no obligation to ensure that the debt securities are rated by any credit rating agency. Credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this “Risk Factors” section and other factors that may affect the liquidity or trading value of the debt securities. Investors should be aware that any rating of Marex reflects the independent opinion of the relevant rating agency and is not a guarantee of Marex’s credit quality. A credit rating is not a recommendation to buy, sell or hold debt securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

Redemption of our debt securities prior to maturity may result in a reduced return on your investment.

The terms of our debt securities, as set forth in the applicable prospectus supplement, may permit or require redemption of the debt securities prior to maturity. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, a holder of the redeemed debt securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Acceleration rights for our subordinated debt securities and contingent capital securities are available only in limited circumstances.

The rights of acceleration under our subordinated debt securities are more limited than those available pursuant to the terms of our senior debt securities. Unless we specify otherwise in the applicable prospectus supplement, the payment of principal of our subordinated debt securities or contingent capital securities may be accelerated only in the event of our winding up, insolvency or bankruptcy. If you purchase any subordinated debt securities, you will have no right to accelerate the payment of principal of the subordinated debt securities if we fail to pay principal or interest when due on those subordinated debt securities.

Our obligations under subordinated debt securities and contingent capital securities will be subordinated.

Holders of our subordinated debt securities or contingent capital securities should recognize that contractual provisions in the subordinated indenture and contingent capital securities indenture, as applicable, may prohibit us from making payments on the subordinated debt securities or contingent capital securities indenture.

The subordinated debt securities are unsecured and subordinate and junior in right of payment to all of our Senior Indebtedness (as defined in the subordinated indenture), to the extent and in the manner provided in or pursuant to the subordinated indenture. For additional information regarding the subordination provisions applicable to the subordinated debt securities, see “Description of Debt Securities—Subordinated Debt Securities—Subordination, Defaults and Events of Default” below.

The contingent capital securities will be our direct, unsecured and subordinated obligations. The contingent capital securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent capital securities relative to the debt and equity issued by us, including to what extent the contingent capital securities may rank junior in right of payment to our other obligations or in any other manner. See “Description of Contingent Capital Securities”.

Risks Relating to Certain Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar security—e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or otherwise linked to a non-U.S. dollar currency—you should consult your own financial, legal or other advisors as to the currency risks entailed by your investment, as well as the other risks (including tax) relating to such an investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

An investment in a non-U.S. dollar security involves currency-related risks.

An investment in a non-U.S. dollar security may entail significant risks that may not be associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by the United States or other non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic, military and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable.

Rates of exchange between the U.S. dollar and other currencies have been volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in a specified currency other than U.S. dollars.

Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. market value of your security, including the principal payable at maturity. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect foreign currency exchange rates and an investment in a non-U.S. dollar security.

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political, military or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Information about exchange rates may not be indicative of future performance.

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security. In addition, the historical relationship between the U.S. dollar and the specified non-U.S. currency may not be an accurate proxy for the historical relationship between your own principal currency and that currency.

We will not adjust any securities to compensate for changes in foreign currency exchange rates.

Except as set forth in the applicable prospectus supplement, we will not make any adjustment or change in the terms of any security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency or any other currency. Consequently, investors in securities will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on a non-U.S. dollar debt security, an investor may bear foreign currency exchange risk.

The debt securities will be governed by the laws of the State of New York. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a foreign currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time. You will therefore be exposed to currency risk with respect to both the U.S. dollar and, if applicable, the foreign currency.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Non-U.S. dollar debt securities will permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Debt securities payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we make payment in U.S. dollars, the exchange rate we will use, unless otherwise specified in the applicable prospectus supplement, will be based on the most recently available noon buying rate in New York City for cable transfers of the other currency, available from the Federal Reserve Bank of New York. The most recently available rate may be for a date substantially before the payment date. A determination of this kind may be based on limited information and would involve significant discretion on the part of the exchange rate agent, as specified in the applicable prospectus supplement. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero.

In addition, the unavailability of the specified non-U.S. currency will expose you to currency risks with respect to the U.S. dollar which would not have existed had the specified non-U.S. currency been available.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital, to fund incremental growth and for other general corporate purposes. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our ordinary shares, debt securities and our other securities, the funding of acquisitions, investments in other businesses, additions to working capital, capital expenditures and investments in or extension of credit to our subsidiaries.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our cash and cash equivalents, capitalization and indebtedness as of December 31, 2024.

This table should be read in conjunction with our consolidated financial statements and the management’s discussion and analysis for the year ended December 31, 2024, included as part of our 2024 Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

As of December 31, 2024
(in millions)
Cash and cash equivalents	$2,556.6

Total debt securities, including current portion:(1)
Structured Notes Program	2,181.5
Public Offer Program	485.9
Tier 2 Program	7.2
EMTN Program	333.4
Senior Notes due 2029	596.5
Shareholders’ equity:
Issued capital:
Share capital	0.1
Share premium	202.6
Retained earnings(2)	722.4
Additional Tier 1 capital	97.6
Own shares	(23.2)
Other reserves	(22.6)
Total shareholders’ equity	976.9

Total capitalization	$4,581.4

(1)

For more information on the debt securities issued and outstanding as of December 31, 2024 under our Structured Notes Program, Public Offer Program, Tier 2 Program and EMTN Program, please refer to note 32(e) of our audited consolidated financial statements included as part of our 2024 Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

(2)	Does not reflect the payment of a dividend of $0.14 per share to our shareholders on March 31, 2025.

DESCRIPTION OF OTHER INDEBTEDNESS

Set forth below is a summary of certain information concerning our existing indebtedness.

6.404% Senior Notes due 2029

On November 4, 2024, we completed an SEC-registered public offering of $600 million aggregate principal amount of 6.404% Senior Notes due 2029 (the “2029 Notes”), pursuant to an Indenture, dated as of October 15, 2024, as supplemented by the First Supplemental Indenture, dated as of November 4, 2024 (together, the “2029 Notes Indenture”), between the Company and Citibank, N.A., as trustee. We received net proceeds of $596.7 million from this offering. The 2029 Notes bear interest at a rate of 6.404% per year, payable in cash on May 4 and November 4 of each year, commencing on May 4, 2025. The interest payable on the 2029 Notes is subject to adjustment from time to time based on the credit ratings assigned by specific rating agencies to the 2029 Notes, as described in the 2029 Notes Indenture. The 2029 Notes mature on November 4, 2029.

The Company may redeem some or all of the 2029 Notes at any time or from time to time for cash (i) prior to October 4, 2029, at a certain “make-whole” redemption price (as set forth in the 2029 Notes Indenture) and (ii) on or after October 4, 2029, at 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to, but excluding, the redemption date. Subject to certain limitations specified in the 2029 Notes Indenture, if at any time 75% or more of the aggregate principal amount of the 2029 Notes originally issued have been redeemed or purchased by the Company and cancelled pursuant to the 2029 Notes Indenture, the Company may redeem all of the remaining outstanding 2029 Notes at a redemption price equal to 100% of the principal amount of 2029 Notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

If a “Change of Control Triggering Event” (as defined in the 2029 Notes Indenture) occurs, holders may require the Company to make an offer, to the holders of the 2029 Notes, to repurchase all or any part of their 2029 Notes at a price of 101% of the then-outstanding principal amount of the 2029 Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The 2029 Notes are general senior unsecured obligations of the Company.

The 2029 Indenture contains customary covenants, such as maintenance of office or agency and payment of additional amounts . The 2029 Notes and the 2029 Notes Indenture contain customary events of default, including failure to pay principal or interest, breach of covenants and certain bankruptcy events, all subject to terms, including notice and cure periods, as set forth in the Indenture.

Debt Programs

Financial Products Programs

In 2018 and 2021 respectively, we launched our Structured Notes Program and Public Offer Program (together, the “Financial Products Programs”), which together are the core of our structured notes business, “Financial Products”. Financial Products provides our clients with structured investment products (the “Structured Notes”) and represents a way to diversify our sources of funding and to reduce the utilization of our Credit Facilities. The Financial Products business allows investors to build their own Structured Notes across numerous asset classes, including commodities, equities, foreign exchange and fixed income products. Some of these debt securities under these programs include early redemption clauses that result in early maturity if certain underlying market conditions are met. If a large amount of investors are able to redeem these debt securities, this could negatively impact our liquidity.

Structured Notes Program

Under the Structured Notes Program, Marex Group plc and Marex Financial may issue warrants, certificates or notes, including auto-callable, fixed, stability and credit-linked notes with varied terms (the “Structured Securities”).

We publish a private placement memorandum for the Structured Notes Program, which has not been approved by any competent regulatory authority. Structured Securities issued under the Structured Notes Program may be listed on a stock exchange or unlisted. The Structured Notes Program and each of Marex Group plc and Marex Financial (as the issuing entities) have been approved by the Vienna Stock Exchange and by the Nordic Growth Market NGM AB, and the Structured Securities issued out of the Structured Notes Program can be listed on the Vienna MTF, a multilateral trading facility operated by the Vienna Stock Exchange, and/or the Nordic MTF, a multilateral trading facility operated by the Nordic Growth Market NGM AB.

On each of November 26, 2018 and January 25, 2021, Marex Financial, and on September 14, 2022, Marex Group plc and Marex Financial, entered into a program agreement with Citibank N.A., London Branch in respect of the Structured Notes Program (the “Structured Notes Program Agreements”). Pursuant to the terms of the Structured Notes Program Agreements, Marex Group plc and Marex Financial appointed Citibank N.A., London Branch as principal program agent in respect of the Structured Notes Program (the “Structured Notes Agent”). Marex Financial agreed to act as the calculation agent for warrants and certificates in respect of the Structured Notes Program. Marex Group plc and Marex Financial may at any time terminate the appointment of the Structured Notes Agents, provided that, so long as any instrument held in a clearing system is outstanding, there will at all times be Structured Notes Agents.

On each of November 26, 2018 and January 25, 2021, Marex Financial, and on September 14, 2022, Marex Group plc and Marex Financial, entered into an agency agreement with Citibank N.A. London Branch and Citigroup Europe plc in respect of the Structured Notes Program (the “Structured Notes Agency Agreements”). Pursuant to the terms of the Structured Notes Agency Agreements, Marex Group plc and Marex Financial appointed Citigroup Europe plc as registrar and Citibank N.A., London Branch as fiscal agent, paying agent and transfer agent (together, the “Structured Notes Agency Agents”). Marex Financial agreed to act as the calculation agent for the notes in respect of the Structured Notes Program. Marex Group plc and Marex Financial may revoke the appointment of any Structured Notes Agency Agents as their agent under the Structured Notes Agency Agreements and/or in relation to any series of notes by not less than thirty days’ notice provided, however, such revocation shall not be effective until a successor thereto has been appointed.

On each of November 26, 2018 and January 25, 2021, Marex Financial, and on September 14, 2022, Marex Group plc and Marex Financial entered into a deed of covenant in favor of any accountholder with Euroclear Bank S.A., Euroclear Bank N.V. or Clearstream Banking, société anonyme, who holds structured notes under the Structured Notes Program (the “Structured Notes Deeds of Covenant”). The Structured Notes Deeds of Covenant is intended to take effect as a deed poll for the benefit of such accountholders from time to time. Pursuant to the terms of the Structured Notes Deeds of Covenant, Marex Group plc and Marex Financial constitute the securities issued pursuant to the Structured Notes Program and covenants that they will duly perform and comply with the obligations expressed to be undertaken by them in the Structured Notes Program conditions contained in the private placement memorandum relating the Structured Notes Program.

Public Offer Program

We have a public offer program, under which our subsidiary, Marex Financial, may issue warrants, certificates or notes, including auto-callable, fixed, stability and credit-linked notes with varied terms (the “Public Offer Securities” and the public offer program, the “Public Offer Program”).

We publish a base prospectus for the Public Offer Program, which is approved by the Commission de Surveillance du Secteur Financier as the competent regulatory authority of Luxembourg (the “CSSF”) on an annual basis, with such approval then notified to the competent regulatory authority of Italy. The most recent approval of the base prospectus by the CSSF was on September 27, 2024. Public Offer Securities may be listed and traded on the regulated market of the Luxembourg Stock Exchange and listed on Borsa Italiana S.p.A. and traded on the regulated markets of and/or certain multilateral trading facilities organized and managed by Borsa Italiana S.p.A. The base prospectus may be registered in Switzerland with the SIX Exchange Regulation AG as an approved prospectus, which would permit public offers of Public Offer Securities issued by Marex Financial into Switzerland.

Following the CSSF’s approval of our latest base prospectus, on September 27, 2024, Marex Group plc and Marex Financial renewed its program agency agreement with Citibank N.A., London Branch and Citibank Europe PLC in respect of the Public Offer Program (the “Public Offer Program Agency Agreement”). Pursuant to the terms of the Public Offer Program Agency Agreement, Marex Group plc and Marex Financial appointed Citibank N.A., London Branch as fiscal agent, principal program agent, paying agent and transfer agent and Citibank Europe PLC as registrar in respect of the Public Offer Program (together the “Public Offer Program Agents”). Marex Financial agreed to act as calculation agent in respect of the Public Offer Program. Marex Group plc and Marex Financial may at any time terminate the appointment of a Public Offer Program Agent as their agent under the Public Offer Agency Agreement and/or in relation to any series of notes, provided that, so long as any security held in a clearing system is outstanding, there will at all times be a relevant Public Offer Program Agent.

Also on September 27, 2024, Marex Group plc and Marex Financial renewed the deed of covenant in favor of any accountholder with Euroclear Bank S.A., Euroclear Bank N.V. or Clearstream Banking, société anonyme, who holds securities under the Public Offer Program (the “Public Offer Deed of Covenant”). The Public Offer Deed of Covenant is intended to take effect as a deed poll for the benefit of such accountholders from time to time. Pursuant to the terms of the Public Offer Deed of Covenant, Marex Group plc and Marex Financial constitute the securities issued pursuant to the Public Offer Program and covenants that they will duly perform and comply with the obligations expressed to be undertaken by them in the Public Offer Program conditions contained in the base prospectus relating to the Public Offer Program.

Tier 2 Program

We have a Tier 2 Capital structured notes program within which Marex Financial, as issuer or co-issuer, can offer investors returns that are linked to the performance of a variety of asset classes (the “Tier 2 Program”). Under the Tier 2 Program, Marex Financial may issue subordinated notes including fixed or floating rate, zero coupon, share or index-linked notes with varied terms that qualify as Tier 2 Capital (the “Tier 2 Notes”).

In July 2020, Marex Financial established a Tier 2 Program and subsequently issued Tier 2 Notes. On June 8, 2020 Marex Financial entered into an agency agreement with Citigroup Global Markets Europe AG and Citibank, N.A., London Branch and on September 28, 2021, Marex Financial entered into an agency agreement with Citigroup Europe plc and Citibank, N.A., London Branch (the “Tier 2 Agency Agreements”). Pursuant to the terms of the Tier 2 Agency Agreements, Marex Financial appointed Citigroup Global Markets Europe AG (in respect of the 2020 Tier 2 Agency Agreement) and Citibank Europe plc (in respect of the 2021 Tier 2 Agency Agreement) as registrar and Citibank N.A., London Branch as fiscal agent, paying agent and transfer agent (together the “Tier 2 Agents”). On each of June 8, 2020 and September 23, 2021, Marex Financial entered into a deed of covenant in favor of any accountholder with Euroclear Bank S.A., Euroclear Bank N.V. or Clearstream Banking,

société anonyme, who holds structured notes under the Tier 2 Program (the “Tier 2 Deeds of Covenant”). The Tier 2 Deeds of Covenant are intended to take effect as a deed poll for the benefit of such accountholders from time to time. Pursuant to the terms of the Tier 2 Deeds of Covenant, Marex Financial issued the Tier 2 Notes pursuant to the Tier 2 Program and covenants that they will duly perform and comply with the obligations expressed to be undertaken by them in the Tier 2 Program conditions contained in the private placement memorandum relating the Tier 2 Program.

The Tier 2 Program has been approved by the Vienna Stock Exchange, and the Tier 2 Notes are listed on the Vienna MTF.

EMTN Program

On October 13, 2022, Marex Group plc entered into a dealer agreement with Goldman Sachs International and HSBC Bank plc to establish our Euro Medium Term Note program (the “EMTN Dealer Agreement” and the Euro Medium Term Note program, the “EMTN Program”). Pursuant to the terms of the EMTN Dealer Agreement, Marex Group plc appointed Goldman Sachs International as arranger and dealer (the “Arranger”) and HSBC Bank plc as dealer (together with the Arranger, the “EMTN Dealers”) in respect of the EMTN Program. Under the EMTN Dealer Agreement, the EMTN Dealers may agree from time to time with Marex Group plc, as the issuer of the EMTN notes (all tranches of notes issued under the EMTN Program collectively, the “EMTN Notes”), to subscribe and pay for a tranche of EMTN Notes. Under the EMTN Program, Marex Group plc may, from time to time, issue tranches of notes with varying terms. The establishment of the EMTN Program further strengthened our liquidity position and diversified our sources of funds.

On October 13, 2022, Marex Group plc entered into an agency agreement with Citicorp Trustee Company Limited, Citibank, N.A., London Branch and Citibank Europe plc in respect of the EMTN Program (the “EMTN Agency Agreement”). Pursuant to the terms of the EMTN Agency Agreement, Marex Group plc appointed Citibank, N.A., London Branch as principal paying agent and calculation agent and Citibank Europe plc as registrar and transfer agent. On the same date, Marex Group plc entered into a trust deed with Citicorp Trustee Company Limited (the “EMTN Trustee”) under which the EMTN Trustee agreed to act as trustee of the EMTN Program (the “EMTN Trust Deed”). Pursuant to the terms of EMTN Trust Deed, EMTN Notes issued under the EMTN Program are constituted by the EMTN Trust Deed and Marex Group plc makes a covenant to pay sums due under the EMTN Notes. The EMTN Trustee holds the benefit of the covenants made by Marex Group plc under the EMTN Trust Deed on trust for itself and any holders of the EMTN Notes.

The maximum aggregate principal amount of EMTN Notes outstanding at any time during the duration of the EMTN Program is $750.0 million (or the equivalent in other currencies). The EMTN Notes constitute direct, unconditional, unsubordinated and (subject to the negative pledge) unsecured obligations of Marex Group plc. The EMTN Notes (and any coupon relating thereto) rank at least pari passu with all other outstanding unsecured and unsubordinated obligations of Marex Group plc, present or future (other than obligations of Marex Group plc, which rank or are expressed to rank junior to the EMTN Notes and other than such obligations of Marex Group plc, which are given priority pursuant to applicable statutory provisions or other applicable mandatory law of general application). The EMTN Program contains also certain customary events of default and optional redemption, and we provided certain customary undertakings, such as restricting the creation of security over our and our subsidiaries’ assets (with permitted exceptions). The EMTN Program and the EMTN Notes are listed and traded on the Vienna MTF.

In February 2023, we issued 8.375% senior fixed rate notes due February 2, 2028 in the amount of €300.0 million under our EMTN Program (the “2028 Notes”), which was the first tranche of EMTN Notes issued. All of the 2028 Notes may be redeemed at the option of Marex Group plc at par on any day on or after November 2, 2027, up to (but excluding) the maturity date. The net proceeds of the issuance of the 2028 Notes were applied for general corporate purposes, which included the funding of acquisitions.

Additional Tier 1 Capital (“AT1 Securities”)

In June 2022, Marex Group plc issued an aggregate principal amount of $100.0 million of Additional Tier 1 13.25% fixed rate perpetual subordinated contingent convertible notes (the “AT1 Securities”). The AT1 Securities are perpetual securities with no fixed maturity date and are structured to qualify as AT1 instruments under prevailing applicable capital requirements and are classified as equity instruments according to IAS 32 Financial Instruments: Presentation.

Interest on the AT1 Securities accrues at a fixed rate of 13.250% per annum and is payable semi-annually in arrear in equal instalments on June 30 and December 30 in each year, which commenced on December 30, 2022. If the AT1 Securities have not previously been redeemed, on the first reset date, December 30, 2027, the interest rate will be reset to the five-year semi-annual U.S. treasury securities yield at a constant maturity, plus a margin of 10.158% per annum. Payments of interest on the AT1 Securities are fully discretionary, non-cumulative and conditional upon us being solvent at the time of payment and immediately thereafter. Interest payments will also be canceled if we do not have sufficient distributable reserves or if we are required by the relevant regulator to cancel an interest payment.

We may, in our sole and full discretion, subject to regulatory approval, redeem all of the ATI Securities on any day falling in the period commencing on (and including) June 30, 2027 and ending on (and including) the first reset date or on any reset date, which is the fifth anniversary of the first reset date, thereafter at the prevailing principal amount together with accrued but unpaid interest (to the extent that such interest has not been canceled). In addition, the AT1 Securities are redeemable at our option for certain regulatory or tax reasons, subject to regulatory approval, at the principal amount together with accrued but unpaid interest (to the extent that such interest has not been canceled).

In the event of a winding up of Marex Group plc prior to the occurrence of a trigger event, the rights and claims of the holders of the AT1 Securities will rank ahead of the claims of holders of our share capital but junior to the claims of our senior creditors (including holders of our Tier 2 Notes). The AT1 Securities will convert into ordinary shares of Marex Group plc, at a pre-determined conversion price, should our IFPR Common Equity Tier 1 Ratio fall to less than 64% (the “trigger event”).

Credit Facilities

Marex Revolving Credit Facility

We entered into a facility agreement of $120.0 million with Lloyd’s Bank on June 6, 2014, which we renewed in March 2021 (the “2014 Facility Agreement”). On June 30, 2023, we refinanced the 2014 Facility Agreement with HSBC Bank PLC, Barclays Bank plc, Bank of China Limited, London Branch and Industrial and Commercial Bank of China Limited, London Branch. The Marex Revolving Credit Facility is currently committed up to $150.0 million and incorporates a swingline facility of up to $37.5 million (the “Swingline Facility”). Barclays Bank plc and HSBC Bank plc are the lenders for the purposes of the Swingline Facility. Both the Swingline Facility and the Marex Revolving Credit Facility are subject to the overall limit of $150.0 million.

Advances under the Marex Revolving Credit Facility and the Swingline Facility may be applied towards the repayment of any outstanding loans and other financial indebtedness outstanding under the 2014 Facility Agreement, as well as general corporate and working capital purposes.

The rate of interest on a loan under the Marex Revolving Credit Facility or the Swingline Facility will either be: (a) the percentage rate per annum that is the aggregate of the applicable margin, which is by default and subject to certain conditions, including, but not limited to, a change in the credit rating of Marex Group plc, 2.10% per annum (the “Margin”) and the euro interbank offered rate administered by the European Money Markets Institute, or (b) the percentage rate per annum that is the aggregate of the applicable Margin and compounded reference rate for that day as calculated in accordance with the calculation described in the agreement governing the Marex Revolving Credit Facility.

The agreement governing the Marex Revolving Credit Facility contains customary provisions, including voluntary and mandatory prepayment upon a change of control (excluding a qualifying initial public offering of Marex Group plc), and we provided certain customary undertakings, such as restricting the creation of security over our and our subsidiaries’ assets (with permitted exceptions), agreeing not to dispose of our or our subsidiaries’ assets (subject to exceptions) and not to incur additional Financial Indebtedness (subject to exceptions such as Financial Indebtedness incurred by the Parent (Borrower) (as defined in the Marex Revolving Credit Facility)).

The agreement governing the Marex Revolving Credit Facility also requires us to comply with certain financial covenants, including the requirement to maintain certain financial ratios. Such ratios include a total leverage ratio of less than 3.00:1 (the total leverage ratio being the ratio of net debt to consolidated EBITDA for the 12 months preceding the end of each quarter (the “Relevant Period”)), an interest cover ratio of more than or equal to 3.00:1 (the interest cover ratio being the ratio in any Relevant Period of consolidated EBITDA to net finance charges for that Relevant Period) and a tangible net worth greater than $250,000,000 in respect of any Relevant Period.

The final maturity date of the Marex Revolving Credit Facility is June 30, 2026, subject to an extension option of 12 months.

MCMI Revolving Credit Facility

Through our acquisition of ED&F Man Capital Markets Inc. (now Marex Capital Markets Inc.), we have access to a committed revolving credit facility of $125.0 million arranged by BMO Harris Bank N.A. (now BMO Bank N.A.) (“BMO”) and in which BMO, Barclays Bank PLC, Customers Bank, TriState Capital Bank and Northbrook Bank & Trust Company are lenders. The MCMI Facility contains customary provisions, including voluntary prepayment and mandatory prepayment on a change of control, and provides certain undertakings, such as restricting the creation of security over our assets (with permitted exceptions), agreeing not to dispose of our or our subsidiaries’ assets (subject to exceptions) and not to incur additional Indebtedness (as defined in the MCMI Facility). The applicable interest rate for each loan made under the MCMI Revolving Credit Facility is the rate announced by the administrative agent under the MCMI Facility from time to time as such administrative agent’s prime commercial rate in effect on such day. We are also required to comply with certain financial covenants, including the requirement to maintain certain financial ratios. Such ratios include (i) a minimum net capital amount equal to $325,000,000 and (ii) a minimum total regulatory capital amount equal to $415,000,000.

MCMI Credit Facility

Also through our acquisition of ED&F Man Capital Markets Inc., we have access to a $200 million uncommitted securities financing facility through MCMI with BMO Harris Bank N.A. (now BMO Bank N.A.), which is secured by a promissory note and first liens on collateral deposited with BMO Harris Bank N.A., including negotiable warehouse receipts and marketable securities subject to certain haircuts. The MCMI Credit Facility contains customary provisions, including voluntary prepayment and mandatory prepayment on a change of control, and provides certain undertakings, such as restricting the creation of security over our assets (with permitted exceptions), agreeing not to dispose of our or our subsidiaries’ assets (subject to exceptions) and not to incur additional Indebtedness (as defined in the MCMI Credit Facility). We are also required to comply with certain financial covenants. The interest rate to be paid is mutually agreed between us and BMO Bank N.A. in accordance with the MCMI Credit Facility.

For more information about our existing indebtedness, please see Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources and note 32(e) of our audited consolidated financial statements, each in our Annual Report on Form 20-F, incorporated by reference in this prospectus.

DESCRIPTION OF DEBT SECURITIES

The Company may offer, from time to time, one or more series of debt securities, constituting either senior debt securities or subordinated debt securities. The following description of debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus relates. The specific terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

General

We will issue the senior debt securities under a senior debt indenture (as may be amended or supplemented, the “senior indenture”). The trustee under the senior indenture will be Citibank, N.A. (“Citibank”). We have appointed Citibank to act as paying agent and securities registrar under the senior indenture.

We will issue the subordinated debt securities under a subordinated debt indenture (as may be amended or supplemented, the “subordinated indenture” and, together with the senior indenture, the “indentures,” each, an “indenture”). The trustee under the subordinated indenture will be Citibank. We have appointed Citibank to act as paying agent and securities registrar under the subordinated indenture.

The following summaries of certain provisions of the indentures do not purport to be complete and these summaries are qualified in their entirety by reference to all the provisions of the indentures, including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the indentures.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. You can obtain copies of the indentures as described under the caption “Where You Can Find More Information.”

So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

The indentures do not limit the aggregate principal amount of debt securities that may be issued. We may issue debt securities from time to time, in one or more series. (Section 3.01) We may issue debt securities in series up to the aggregate principal amount that may be authorized from time to time without your consent. The debt securities will be the unsecured obligations of the Company. The debt securities will rank with parity with all of the other unsecured and unsubordinated indebtedness of the Company.

Please refer to the applicable prospectus supplement relating to the particular series of debt securities offered through this prospectus, which will include some or all of the following terms where applicable, to the extent such terms are not described in this prospectus or such terms differ from the general terms of the debt securities described herein (Section 3.01):

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the indenture;

•	the issue date or dates and the maturity date or dates;

•	the dates on, or the range of dates within, which the principal of (and premium, if any, on) the debt securities are or may be payable;

•

the rate or rates, at which such debt securities will bear interest, if any, or the method by which the rate or rates will be determined, and the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, on the debt securities will be payable and, in the case of registered securities, the regular record dates for the interest payable on the interest payment dates or the method by which the date or dates will be determined;

•

the period or periods within which or the dates on which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, if any, in whole or in part, at the company’s option or otherwise;

•	the place or places where any principal, premium or interest in respect of the debt securities will be payable;

•	if other than the trustee, the identity of each registrar and paying agent;

•	any change in the form in which such debt securities are to be issued;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which any debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount (or the method by which this portion will be determined) of the debt securities that will be payable upon declaration of acceleration of the payment of such principal pursuant to the indenture;

•

if other than in United States dollars, the currency in which the debt securities will be denominated or in which payment of the principal and premium, if any, or interest, if any, on the debt securities will be payable and any other terms concerning such payment;

•

any index, formula or other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof, used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the debt securities and the manner in which those amounts will be determined;

•

if the principal, premium, if any, or interest, if any, on the debt securities are to be payable, at the election of the company or a holder of debt securities, in cash, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made;

•

if the principal, premium, if any, or interest, if any, on the debt securities is to be payable other than or in combination with cash, the securities, commodities, other property or combination thereof in which such principal, premium, if any, or interest, if any, is so payable, the terms and conditions (including the manner of determining the value of any such securities, commodities, other property or any combination thereof) upon which such payment is to be made

•

if the principal, premium, if any, or interest, if any, on the debt securities of the series are to be payable, at the election of the company or a holder of debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

•

if, at the election of the company or a holder of debt securities, the debt securities are to be convertible into, or redeemable or exchangeable for, cash, securities, commodities, other property, or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made and the time and the manner of determining such conversion, redemption or exchange;

•	any provisions relating to the extension of, maturity of, or the renewal of, the debt securities;

•	any other provisions granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any modifications, deletions or additions to the Events of Default (as described below) or the Company’s covenants with respect to the debt securities;

•

whether the debt securities are issuable initially in global form and, if so (i) the initial depositary for the global debt securities and (ii) the terms and conditions upon which the global debt securities may be exchanged for the individual debt securities represented thereby;

•

the form and/or terms of certificates, documents or conditions, if any, for debt securities to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series);

•

the person to whom any interest on any registered debt securities will be payable, if other than the registered holder, and the extent to which and the manner in which any interest payable on a temporary global debt security will be paid if other than as specified in the Indenture;

•	whether Additional Amounts (as defined below) shall not be payable by the Company;

•	any restrictive covenants provided for with respect to any debt securities;

•

whether payments are subject to a solvency condition or a condition that the Company is able to make such payment and remain able to pay its debts as it falls due and the Company’s assets continue to exceed it liabilities (other than subordinated liabilities); and

•	any other terms of the series.

The debt securities are not bank deposits and are not insured or guaranteed by the United Kingdom Financial Services Compensation Scheme, the United States Federal Deposit Insurance Corporation or any other government or governmental or private agency or deposit protection scheme in any jurisdiction.

Form, Settlement and Clearance

General. Unless the applicable prospectus supplement states otherwise, the debt securities will initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the debt securities. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

See “Book-Entry Procedures” for more information with respect to debt securities issued in book-entry form.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the applicable prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in debt securities take physical delivery of their debt securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry debt securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indenture. Except as described below under the heading “—Definitive Debt Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indenture or the debt securities.

Payments on the Global Debt Securities. Payments of any amounts in respect of any global debt securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global debt security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other UK governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global debt security and by the owners of interests in the debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global debt securities or interests in the debt securities, as the case may be, if such deduction or withholding had not been made.

Definitive Debt Securities. Owners of interests in the debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days; or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC.

Unless otherwise indicated in the particular applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the applicable prospectus supplement relating to the debt securities of such series.

Additional Amounts

Unless the applicable prospectus supplement provides otherwise, all payments made under or with respect to any debt securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the UK or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such additional amounts (“Additional Amounts”) in respect of any payments of interest only (and not principal) on such debt securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the holders would have been entitled to receive in respect of such debt securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the holder or the beneficial owner of the debt security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a debt security, or the collection of interest payments on, or the enforcement of, any debt security;

•

would not be payable or due but for the fact that the certificate representing the relevant debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

•

would not have been imposed if presentation for payment of the certificate representing the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•

is imposed in respect of a holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

•

is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such debt securities with our request addressed to the holder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge;

•	is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes; or

•	is imposed in respect of any combination of the above items. (Section 10.04)

Unless the applicable prospectus supplement provides otherwise, all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or (ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction (collectively, “FATCA”) and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of debt securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities of such series and the indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any deduction or withholding required by FATCA (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of a debt security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise. (Section 10.04)

Whenever in this prospectus there is mentioned, in any context, the payment of interest, if any, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this prospectus to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the indenture and the provisions described in this prospectus for any debt securities and as if express mention of the payment of Additional Amounts (if applicable) were made in any provision thereof where such express mention is not made.

Redemption

Optional Redemption by Company

Unless otherwise stated in the redemption provisions set forth in the applicable prospectus supplement relating to the debt securities of a series, we may redeem the debt securities of any series, in whole or in part, at our option, on not less than 10 nor more than 60 days’ notice, at a price specified in the applicable prospectus supplement plus accrued and unpaid interest to the redemption date.

Optional Redemption in the Event of Change in Tax Treatment

In addition to, and unless otherwise stated in, the redemption provisions set forth in the applicable prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 10 nor more than 60 days’ notice, at any time at a redemption price equal to 100% of the principal amount thereof (and premium, if any), together with accrued but unpaid interest, if any, in respect of such debt securities, to (but excluding) the date fixed for redemption if, at any time, we determine that:

(a)

in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the indenture and as described under “Additional Amounts” above provided such obligation results from a change in or amendment to the laws of a Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the UK is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b)

the payment of interest in respect of such debt securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or re-enactment thereof for the time being), as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due. (Section 11.08)

Modification and Waiver

Modification with Consent. Each indenture provides that the Company and the trustee may modify or amend the relevant indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by a particular modification or amendment; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of interest or Additional Amounts payable on, any debt security;

•

reduce the principal amount, including the amount payable on a discount debt security upon the acceleration of the maturity thereof, or any interest or the rate of interest, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	except as permitted by the relevant indenture, change our obligation to pay Additional Amounts;

•	reduce the amount of the principal of a discount debt security that would be due and payable upon an acceleration of the maturity of it;

•	change the place of payment or currency in which any payment of the principal (and premium, if any) or any interest is payable on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

•	reduce the percentage of the aggregate principal amount of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment,

or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•

change any of the provisions relating to modifications of and amendments to the indenture, waivers of past defaults, or waivers of certain covenants except to increase the percentage of holders required for such modification, amendment or waiver, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of all holders of affected debt securities; or

•	modify the subordination provisions of the subordinated debt securities of such series, in a manner that adversely affects the interests of the holders of such series. (Section 9.02)

The holders of not less than a majority in principal amount of the outstanding debt securiites of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. (Section 10.06)

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to debt securities of that series and its consequences, except that a default in the payment of principal or premium, if any, or interest, if any, or in respect of a covenant or provision which under Article Nine of the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series (Section 5.12).

Modification without Consent. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each relevant indenture to, among other things:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the benefit of the holders of all or any series of debt securities;

•	add to, change or eliminate provisions of the indenture that do not apply to any series of debt securities created prior to such supplemental indenture

•	add to, change or eliminate provisions of the indenture with respect to a new series of debt securities;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee;

•	secure any debt securities;

•

cure any ambiguity or correct any defect or inconsistency or make any other provisions with respect to matters or questions arising under the indenture as we may deem desirable, provided that no such action shall adversely affect the rights of the holders of a series in any material respect;

•	to add, to change or to eliminate any provision of the relevant indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act;

•	to conform the terms of a series to the terms set forth in the offering document for such series; or

•

to make any other provisions with respect to matters or questions arising under the relevant indenture, provided that no such action shall adversely affect the rights of the holders of a series in any material respect. (Section 9.01)

Senior Debt Securities—Events of Default

The senior debt securities will be our senior, direct, unsecured obligations and rank pari passu with our other senior unsecured indebtedness, and the debt securities of a series will rank equally and ratably without any preference among themselves. Senior indebtedness will not include any indebtedness that is expressed to be subordinated to or pari passu with subordinated debt securities.

Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of senior debt securities, it will be an event of default with respect to senior debt securities of a series if any one of the following events occurs:

(a)	failure to pay principal or premium, if any, on any senior debt security of such series at maturity, and such default continues for a period of 14 days;

(b)	failure to pay any interest on any senior debt security of such series when due and payable, which failure continues for 30 days;

(c)

an order is made by a court for our winding up, liquidation or dissolution, other than in connection with a scheme of amalgamation, reorganization, restructuring or reconstruction, in each case, not involving bankruptcy or insolvency; or

(d)

an effective resolution is validly adopted by our shareholders for our winding up, liquidation or dissolution, other than in connection with a scheme of amalgamation, reorganization, restructuring or reconstruction, in each case, not involving bankruptcy or insolvency. (Senior indenture, Section 5.01)

If an event of default occurs (other than an event of default specified in items (c) and (d) immediately above) and is continuing with respect to a series of senior debt securities, the trustee may or, if requested by the holder or holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series, will declare the principal amount (or such other amount as is specified in the applicable prospectus supplement) together with accrued but unpaid interest (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any) with respect to the outstanding senior debt securities of such series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal amount (or specified amount) will become immediately due and payable; provided that after such declaration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding senior debt securities of the series, by written notice to us and the trustee, may (under certain circumstances) rescind and annul such declaration. If an event of default as specified in items (c) and (d) immediately above occurs, such amounts shall ipso facto become immediately due and payable without any declaration, notice or other act on the part of the trustee or any holder. (Senior indenture, Section 5.02)

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default under the indenture, or as the case may be, specifying any such event of default. (Senior indenture, Section 10.05)

Subordinated Debt Securities—Subordination, Defaults and Events of Default

The subordinated debt securities will be our direct, unsecured obligations. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to all Senior Indebtedness as defined below under “—Subordination.”

The maturity of the subordinated debt securities will be subject to acceleration only in the event of certain events of bankruptcy or insolvency involving us. See “—Events of Default; Defaults” below.

Subordination. Our obligation to make any payment on account of the principal of or premium, if any, and interest, if any, on the Subordinated Debt Securities will be subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness to the extent described herein. (Subordinated indenture, Section 14.01).

“Senior Indebtedness” is defined in the subordinated indenture to mean (a) our “Indebtedness for Money Borrowed,” whether outstanding on the date of the subordinated indenture or thereafter created, assumed or incurred, except the subordinated debt securities under the subordinated indenture, other subordinated debt securities, junior subordinated debt securities, or any other indebtedness or obligations that are expressly stated as not senior, or by its terms ranks on an equal basis with or is subordinated or junior to the subordinated debt securities under the subordinated indenture, other subordinated debt securities, junior subordinated debt securities, or subordinated debt or subordinated obligations and (b) any deferrals, renewals or extensions of the Senior Indebtedness. (Subordinated indenture, Section 1.01)

“Indebtedness for Money Borrowed” is defined in the subordinated indenture as:

(a) any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

(b) similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

(c) obligations associated with derivative products, such as interest-rate and foreign-exchange-rate contracts, commodity contracts and similar arrangements; and

(d) any deferred obligations for the payment of the purchase price of property or assets (Subordinated indenture, Section 1.01).

In the case of any insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving us, whether voluntary or involuntary, all of our obligations to holders of our Senior Indebtedness will be entitled to be paid in full before any payment can be made on account of the principal of, or premium, if any, or interest, if any, on the subordinated debt securities of any series. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until we cure the default or event of default or the default or event of default is waived or ceases to exist, we will not make any payment of the principal of, or premium, if any, or interest, if any, on the subordinated debt Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the subordinated debt securities (Subordinated indenture, Sections 14.01, 14.03).

Any prospectus supplement relating to an issuance of subordinated debt securities will set forth (as of the most recent practicable date) the aggregate amount of outstanding Senior Indebtedness and any limitation on the issuance of additional Senior Indebtedness.

Holders of subordinated debt securities, by their acceptance of the subordinated debt securities, will be deemed to have irrevocably waived any rights they may have to counterclaim or set off amounts they owe to us against amounts owed to them by us under the subordinated indenture or to institute proceedings in respect of these amounts (Subordinated indenture, Section 14.01).

By reason of the above subordination in favor of the holders of our Senior Indebtedness, in the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to the subordinated debt securities may receive less, ratably, than our other creditors.

The subordination provisions of the subordinated indenture, and to which the subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales (other than the rights, privileges, protections, immunities, indemnities, benefits and obligations of the trustee (in each of its capacities under the subordinated indenture) thereunder which shall be governed by the laws of the State of New York).

Events of Default; Defaults. Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities, the only Events of Default under the subordinated indenture with respect to Subordinated Debt Securities of any series will be certain events in bankruptcy or insolvency involving us (Subordinated Indenture, Section 5.01).

If an Event of Default with respect to subordinated debt securities of any series at the time outstanding occurs and is continuing, the subordinated indenture trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the principal amount of (or, if any of the subordinated debt securities of that series are discount securities or indexed securities, the portion of the principal amount of the subordinated debt securities as may be specified in the terms thereof) and all accrued but unpaid interest on all the subordinated debt securities of that series to be due and payable immediately, by a written notice to us (and to the subordinated indenture trustee, if given by holders), and upon such a declaration the principal amount (or specified amount) and interest of that series shall become immediately due and payable (Subordinated indenture, Section 5.02).

At any time after a declaration of acceleration with respect to the subordinated debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding subordinated debt securities of that series may, under certain circumstances, rescind and annul the acceleration but only if all Defaults have been remedied, or, if permitted, waived, and if certain other conditions have been satisfied (Subordinated Indenture, Sections 5.02, 5.13).

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities ,the following events will be Defaults under the subordinated indenture with respect to subordinated debt securities of any series:

(a)	an Event of Default with respect to that series of Subordinated Debt Securities;

(b)	failure to pay principal or premium, if any, on any subordinated debt security of such series at maturity, and such default continues for a period of 14 days; and

(c)	failure to pay any interest on any subordinated debt security of such series when due and payable, which failure continues for 30 days.

The maturity of the subordinated debt securities will be subject to acceleration only in the event of certain events of bankruptcy or insolvency involving us. There will be no right of acceleration of the payment of principal of the subordinated debt securities of any series upon a default in the payment of principal of or premium, if any, or interest, if any, or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture or any Default other than an Event of Default. If a Default with respect to the subordinated debt Securities of any series occurs and is continuing, the subordinated indenture trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated debt securities of that series or the performance of any covenant or agreement in the subordinated indenture.

We are required to furnish to the subordinated indenture trustee annually an officers’ certificate as to the performance and observance by us of certain of the terms, provisions and conditions under the subordinated indenture and as to the absence of default. (Subordinated Indenture, Section 10.05)

No Right of Set-Off by Holders

Subject to applicable law, holders of debt securities, by their acceptance thereof, and the trustee, in respect of any claims of such holders to payment of any principal, premium or interest in respect of any debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of debt securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place. The waiver of set-off provisions of the subordinated debt securities will be governed by, and construed in accordance with, the laws of England and Wales. (Senior Indenture, Section 5.14; Subordinated indenture, Sections 5.15 and 14.01)

Waiver of Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or premium, if any, on) or any installment of interest or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it. Upon any such waiver, such event of default or default will cease to exist, and any event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other event of default or default or impair any right consequent thereon. (Senior Indenture, Section 5.14; Subordinated indenture, Section 5.15)

Limitation on Remedies and Suits

No remedy against us other than as specifically provided by the relevant indenture will be available to the trustee or the holders of debt securities whether for the recovery of amounts owing in respect of such debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such debt securities or otherwise.

No holder of debt securities will be entitled to proceed directly against us, except as described below.

Before a holder of any debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	The holder must give the trustee written notice that a default or an event of default has occurred and remains uncured.

•

The holders of not less than 25% in outstanding principal amount of the debt securities of the relevant series must make a written request that the trustee take action because of the event of default, and the holder must offer indemnity satisfactory to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period. (Senior indenture, Section 5.06; Subordinated indenture, Section 5.07)

Notwithstanding any other provision of the indentures or debt securities, the right of any holder of debt securities to receive payment of the principal of (and premium, if any, on), or interest on, such debt securities on or after the due dates thereof and to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder. (Senior indenture, Section 5.07; Subordinated indenture, Section 5.08)

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•

the successor corporation expressly assumes, by an indenture supplemental to the Indenture, the Company’s obligation for the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the debt securities under the Indenture and the performance of every covenant of the indenture on the Company’s part to be performed or observed;

•

immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default or a default, will have occurred and be continuing; and

•	certain other conditions are satisfied. (Section 8.01)

Assumption of Obligations

Subject to applicable law and regulation, with respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided, that:

•

the successor entity expressly assumes such obligations by an amendment to the indenture, in a form satisfactory to the trustee, and we will, by an amendment to the indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the indenture and as described under the section headed “Additional Amounts” above, references to such successor entity’s country of organization will be added to the references to the UK);

•

the successor entity confirms in such amendment to the indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the indenture and as described under the section headed “Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK); and

•

immediately after giving effect to such assumption of obligations, no Event of Default or default and no event which, after notice or lapse of time or both, would become an Event of Default or default with respect to debt securities of such series will have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the indenture. (Section 8.03)

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Defeasance and Discharge

Unless otherwise stated in the applicable prospectus supplement, with respect to debt securities of a series that are payable only in U.S. dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, either:

•	all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

•

all debt securities of such series not theretofore delivered to the trustee for cancellation either (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in each case, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose (x) U.S. dollars in an amount, (y) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment in an amount or (z) any combination of (x) and (y) in an amount sufficient to pay and discharge the entire principal (and premium, if any) and interest on the debt securities of such series in accordance with the terms of such debt securities of such series.

Unless otherwise stated in the applicable prospectus supplement, with respect to debt securities of a series that are payable only in U.S. dollars at our option, (i) we will be discharged from any obligations with respect to the debt securities of any series, or (ii) we will cease to comply with the obligation to furnish to the trustee upon its request compliance certificates or opinions of counsel (“covenant defeasance”) (and any other restrictive covenant added in the applicable prospectus supplement for the benefit of such series) if:

•

we irrevocably deposit, in trust with the trustee, (a) cash in U.S. dollars in an amount, (b) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in U.S. dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the debt securities of such series, in accordance with the terms of such debt securities of such series;

•

no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the debt securities of such series, as applicable, will have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with. (Section 13.02)

The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within any particular series.

Trustee’s Duties

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the indenture. In the event an event of default or default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (Section 6.01)

If an event of default or default occurs and is continuing with respect to the debt securities of a series, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of debt securities of such series, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. (Section 6.03)

Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, (i) this direction must not be in conflict with any rule of law or the indenture and (ii) the trustee will have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer of the trustee, determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction. The trustee also may take any other action it deems proper, which is not inconsistent with such direction. (Senior indenture, Section 5.11; Subordinated indenture, Section 5.12 )

The trustee will, within 90 days after the occurrence of an event of default or default with respect to the debt securities of a series, give to the holders of the affected debt securities of such series notice of such event of default or default, unless such event of default or default has been cured or waived. However, the trustee will be protected in withholding such notice so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee reasonably determines that the withholding of such notice is in the interest of the holders of debt securities of such series. (Section 6.02)

By its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act 1939, as amended (the “Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the remedies available under the indenture for a non-payment of principal and/or interest on the debt securities. (Senior indenture, Section 5.01; Subordinated indenture, Section 5.03)

Replacement of Debt Securities

If a debt securities of any series is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office of the trustee upon payment by the holder of expenses that the Company and the trustee may incur in connection therewith and the furnishing of evidence and indemnity as the Company and the trustee may require. Mutilated debt securities must be surrendered before new debt securities will be issued (Section 3.06).

Reopenings and Further Issues

We have the ability to “reopen,” or increase after the issuance date, the principal amount of a particular series of our debt securities without notice to the holders of existing debt securities of such series by selling additional debt securities having the same terms. Such additional debt securities may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding debt securities. Any such additional debt securities, together with the outstanding debt securities, will constitute a single series of debt securities under the indenture, provided that such additional debt securities will be issued with the same CUSIP or other identifying number as the outstanding debt securities only if they are fungible with the outstanding debt securities for U.S. federal income tax purposes. However, any new debt securities of this kind may have a different offering price and may begin to bear interest at a different date.

Repurchases

We or our affiliates may at any time purchase debt securities at any price or prices by tender, in the open market, in private transactions or otherwise. Debt securities so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate or interest amounts, the amounts payable at maturity, earlier redemption or repayment, as the case may be, the interest payment dates, or any other related matters for a particular series of debt securities, may be modified as described in the applicable prospectus supplement.

Regarding the Trustee

Citibank N.A., the trustee under senior indenture and the subordinated indenture, has a designated principal corporate trust office at 388 Greenwich Street, New York, New York 10013, Attention: Agency & Trust—Marex Group plc. The Company maintains banking relationships with the trustee. Certain affiliates of the trustee act as principal program agent, registrar, fiscal agent, paying agent or transfer agent, as applicable, in respect of our structured notes program.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12) See “Subordinated Debt Securities—Subordination, Defaults and Events of Default” and “No Right of Set-Off by Holders.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the indentures or the debt securities of any series and have appointed Marex Capital Markets Inc., as agent for service of process. (Section 1.15)

DESCRIPTION OF CONTINGENT CAPITAL SECURITIES

Contingent capital securities offered through this prospectus will be issued under a contingent capital convertible securities indenture among the Company, as issuer and Citibank as trustee, paying agent and registrar, as heretofore supplemented and amended (the “contingent capital securities indenture”). The following summary of certain provisions of the contingent capital securities and the contingent capital securities indenture and any such summary in any prospectus supplement do not purport to be complete and are subject to, and are qualified by reference to, all the provisions of the contingent capital securities and the contingent capital securities indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the contingent capital securities indenture, as may be amended or supplemented.

So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the contingent capital securities indenture.

General

The contingent capital securities indenture does not limit the amount of contingent capital securities that we may issue under it and provides that we may issue contingent capital securities from time to time in one or more series. (Section 3.01)

The contingent capital securities will be our direct, unsecured and subordinated obligations. The contingent capital securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent capital securities relative to the debt and equity issued by us, including to what extent the contingent capital securities may rank junior in right of payment to our other obligations or in any other manner.

Please refer to the prospectus supplement relating to the particular series of contingent capital securities offered through this prospectus for the following terms, where applicable, of such contingent capital securities (Section 3.01):

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent capital securities;

•	any limit on the aggregate principal amount of the contingent capital securities that may be authenticated or delivered;

•

if the amounts of payments of principal of (and premium, if any) or interest, if any, on the contingent capital securities may be determined with reference to an index or are otherwise not fixed on the issue date thereof, the manner in which such amounts will be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	under what conditions, if any, another issuer may be substituted for Marex Group plc as the issuer of the contingent capital securities;

•	whether the contingent capital securities are intended to qualify as capital for capital adequacy purposes;

•

the ranking of the contingent capital securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to our other obligations or in any other manner;

•	the prices at which we will issue the contingent capital securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent capital securities, including situations whereby we may be prohibited from making such payments;

•	whether any premium, upon redemption or otherwise, will be payable by us;

•	whether the contingent capital securities are to be issued as discount securities and the terms and conditions of any such discount securities;

•	provisions, if any, for the discharge and defeasance of the contingent capital securities;

•

the obligation, if any, to redeem or purchase contingent capital securities pursuant to any sinking fund or analogous provisions or at the option of the holders of such contingent capital securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which such contingent capital securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any condition applicable to payment of any principal, premium or interest on contingent capital securities;

•	the dates and places at which any payments are payable;

•	the places where notices and demands to or upon us in respect of the contingent capital securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•

any terms on which the contingent capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of Marex Group plc (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but will not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the contingent capital securities in order to deliver cash proceeds to holders of contingent capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent capital securities may be converted;

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any terms on which the principal amount of the contingent capital securities may or will be written-down, in whole or in part, at our option or otherwise and the effect, if any, of such write-down on interest payable on such contingent capital securities;

•	the terms of any repurchase of the contingent capital securities;

•	the denominations in which the contingent capital securities will be issued, which may be an integral multiple of either $1,000 or any other specified amount;

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the amount, or how to calculate the amount, that we will pay to the holder of contingent capital securities, if the contingent capital securities are redeemed before their stated maturity, if any, or accelerated, or for which the trustee will be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent capital securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent capital securities are denominated, and in which we make any payments;

•	whether we will issue the contingent capital securities wholly or partially as one or more global contingent capital securities;

•	what conditions must be satisfied before we will issue the contingent capital securities in definitive form (“definitive contingent capital securities”)

•	any reference asset we will use to determine the amount of any payments on the contingent capital securities;

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any other or different contingent capital events of default (as defined under “Contingent Capital Events of Default”), other categories of default or covenants applicable to any of the contingent capital securities, and the relevant terms if they are different from the terms in the applicable contingent capital securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent capital securities;

•	whether we will pay contingent capital additional amounts (as defined under “Additional Amounts”) on the contingent capital securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the contingent capital securities on a securities exchange;

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whether holders of the contingent capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to them by us arising under, or in connection with, the contingent capital securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	what we believe are any additional material U.S. federal and UK tax considerations; and

•	any other or different terms of the contingent capital securities.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the contingent capital securities initially will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the contingent capital securities. Unless and until the contingent capital securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive contingent capital securities (see “—Definitive Contingent Capital Securities”), the global contingent capital securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The contingent capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the contingent capital securities will be cleared through DTC only. In such event, beneficial interests in the global contingent capital securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global contingent capital security, the depositary or its nominee will be considered the sole holder of such global contingent capital security for all purposes under the contingent capital securities indenture. Except as described below under the heading “—Definitive Contingent Capital Securities,” no participant, indirect participant or other person will be entitled to have contingent capital securities registered in its name, receive or be entitled to receive physical delivery of contingent capital securities in definitive form or be considered the owner or holder of the contingent capital securities under the contingent capital securities indenture. Each person having an ownership or other interest in contingent capital securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the contingent capital securities indenture or the contingent capital securities.

Payments on the Global Contingent Capital Security. Payments of any amounts in respect of any global contingent capital securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of contingent capital securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global contingent capital security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other UK governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global contingent capital security and by the owners of interests in the contingent capital securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global contingent capital security or interests in the contingent capital securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the contingent capital securities and settlement of any secondary market trades in the contingent capital securities will be made in same-day funds. The contingent capital securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Contingent Capital Securities. Owners of interests in the contingent capital securities will not be entitled to receive definitive contingent capital securities in registered form in respect of such interest unless: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the contingent capital securities of such series or the contingent capital securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days, (2) a contingent capital event of default has occurred and is continuing and the registrar has received a request from DTC, (3) we, at our option and sole discretion, determine that a global contingent capital security should be exchanged for definitive contingent capital securities or (4) the applicable prospectus supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive contingent capital securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive contingent capital securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Payments of interest, principal and premium (if any), on any particular series of contingent capital securities will be made on such dates (if any) and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the contingent capital securities of such series.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, all payments made under or with respect to the contingent capital securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of a Taxing Jurisdiction, unless required by law.

If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such Additional Amounts in respect of any payments of interest only (and not principal) on such contingent capital securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the holders would have been entitled to receive in respect of such contingent capital securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the holder or the beneficial owner of the contingent capital security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a contingent capital security, or the collection of interest payments on, or the enforcement of, any contingent capital security;

•

would not be payable or due but for the fact that the certificate representing the relevant contingent capital securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

•

would not have been imposed if presentation for payment of the certificate representing the relevant contingent capital securities had been made to a paying agent other than the paying agent to which the presentation was made;

•

is imposed in respect of a holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items. (Section 10.04)

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the contingent capital securities will be made subject to any withholding or deduction required pursuant to FATCA and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of contingent capital securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the contingent capital securities of such series and the relevant indenture for or on account of Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of a contingent capital security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.

Whenever in this prospectus there is mentioned, in any context, the payment of interest, if any, on, or in respect of, any contingent capital securities of any series or the net proceeds received on the sale or exchange of any contingent capital security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this prospectus to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the indenture for contingent capital securities and the provisions described in this prospectus and as if express mention of the payment of Additional Amounts (if applicable) were made in any provision thereof where such express mention is not made.

Redemption

Any terms of the redemption of any series of contingent capital securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

Modifications of, and amendments to, the contingent capital securities indenture with respect to the contingent capital securities of a series may be made by us and the trustee, without the consent of the holders of the contingent capital securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount of the contingent capital securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding contingent capital security affected thereby:

•	change the principal amount of, or any premium or rate of interest with respect to, any contingent capital security;

•	change our obligation, or any successor’s, to pay contingent capital additional amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding contingent capital securities of the series necessary to modify or amend the contingent capital securities indenture or to waive compliance with certain provisions of the contingent capital securities indenture and any past contingent capital event of default;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent capital securities indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent capital securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the contingent capital securities indenture relating to the waiver of any past contingent capital event of default or covenants, except as otherwise specified. (Section 9.02)

The holders of not less than a majority in principal amount of the outstanding contingent capital securities of a series may, on behalf of all holders of contingent capital securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the contingent capital securities indenture before the time for such compliance. (Section 10.07)

Subordination

Payment of the principal of (and premium, if any) and interest, if any, on a series of contingent capital securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales (other than the rights, privileges, protections, immunities, indemnities, benefits and obligations of the trustee (in each of its capacities under the contingent capital securities indenture) thereunder which shall be governed by the laws of the State of New York). (Sections 12.02 and 1.12)

Contingent Capital Events of Default

Unless the relevant prospectus supplement provides otherwise, a “contingent capital event of default” with respect to the contingent capital securities will result if (i) a court of competent jurisdiction makes an order for our winding-up, liquidation or dissolution which order is not successfully appealed within 60 days of the making of such order, or (ii) our ordinary shareholders adopt an effective resolution for our winding-up, liquidation or dissolution (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of amalgamation, reorganization, restructuring or reconstruction not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the contingent capital securities, if a contingent capital event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of the securities (and any accrued but unpaid interest) to be due and payable immediately. However, if the contingent capital event of default has been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences will be rescinded. (Sections 5.01 and 5.02)

Other than the limited remedies specified above, on the occurrence of a contingent capital event of default which is continuing, no remedy against us will be available to the trustee or the holders of the contingent capital securities whether for the recovery of amounts owing in respect of such contingent capital securities or under the contingent capital securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such contingent capital securities or under the contingent capital securities indenture in relation thereto; provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses will survive any such contingent capital event of default and will not be subject to any subordination provisions applicable to the contingent capital securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent capital securities in response to such contingent capital event of default under the provisions of the contingent capital securities indenture and provided that any payments on the contingent capital securities of such series are subject to the subordination provisions set forth in the contingent capital securities indenture. (Section 5.03)

Waiver of Contingent Capital Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding contingent capital securities of a series may, on behalf of all holders of contingent capital securities of that series, waive any past contingent capital event of default or default under the contingent capital securities indenture with respect to contingent capital securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any installment of interest on any contingent capital securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding contingent capital security affected by it. Upon any such waiver, such contingent capital event of default or default will cease to exist, and any contingent capital event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other contingent capital event of default or default or impair any right consequent thereon. (Section 5.13)

No Right of Set-Off by Holders

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, holders of contingent capital securities, by their acceptance thereof, and the trustee in respect of any claims of such holders to payment of any principal, premium or interest in respect of the contingent capital securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of contingent capital securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place. The waiver of set-off provisions will be governed by, and construed in accordance with, the laws of England and Wales. (Sections 5.03 and 1.12)

Limitation on Suits

No holder of contingent capital securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement, before a holder of the contingent capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent capital securities, the following must occur:

•	The holder must give the trustee written notice that a contingent capital event of default has occurred and remains uncured.

•

The holders of not less than 25% in outstanding principal amount of the contingent capital securities of the relevant series must make a written request that the trustee take action because of the contingent capital event of default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent capital securities of the relevant series during that period.

Notwithstanding any other provision of the contingent capital indenture or the contingent capital securities, the right of any holder of contingent capital securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder. (Section 5.07)

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the contingent capital securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•

any successor corporation expressly assumes our obligations under the contingent capital securities and the contingent capital securities indenture and, if applicable, the provisions for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of such transaction as having been incurred by us at the time of the transaction, no contingent capital event of default or default, and no event that, after notice or lapse of time, or both, would become a contingent capital event of default or default, will have occurred and be continuing; and

•	certain other conditions are satisfied. (Section 8.01)

Assumption of Obligations

Subject to applicable law and regulation, with respect to a series of contingent capital securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided that:

•

the successor entity expressly assumes such obligations by an amendment to the contingent capital securities indenture, in a form satisfactory to the trustee, and we will, by an amendment to the contingent capital securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the contingent capital securities of such series) all of such successor entity’s obligations under the contingent capital securities of such series and the contingent capital securities indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the contingent capital securities indenture and as described under the section headed “Additional Amounts,” references to such successor entity’s country of organization will be added to the references to the UK);

•	the successor entity confirms in such amendment to the contingent capital securities indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the contingent capital securities indenture and as described under the section headed “Additional Amounts” (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK); and

•

immediately after giving effect to such assumption of obligations, no contingent capital event of default or default and no event which, after notice or lapse of time or both, would become a contingent capital event of default or default with respect to contingent capital securities of such series will have occurred and be continuing. (Section 8.03)

Trustee’s Duties

Except during the continuance of a contingent capital event of default, the trustee will only be liable for performing those duties specifically set forth in the contingent capital securities indenture. In the event a contingent capital event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the contingent capital indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If a contingent capital event of default occurs and is continuing with respect to the contingent capital securities, the trustee will have no obligation to take any action at the direction of any holders of the contingent capital securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent capital securities will have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent capital securities. However, this direction (a) must not be in conflict with any rule of law or the contingent capital securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the contingent capital securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper. (Section 6.01)

The trustee will, within 90 days of a contingent capital event of default with respect to the contingent capital securities of any series, give to each affected holder of the contingent capital securities of the affected series notice of any contingent capital event of default it knows about, unless the contingent capital event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determines in good faith that withholding of notice is in the interest of the holders. (Section 6.02)

Governing Law

Except as stated above, the contingent capital securities indenture and the contingent capital securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12). See “Subordination” and “No Right of Set-Off by Holders.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the contingent capital securities indenture or the contingent capital securities of any series and have appointed Marex Capital Markets Inc., as agent for service of process. (Section 1.14)

BOOK-ENTRY PROCEDURES

General

Unless otherwise indicated in the applicable prospectus supplement with respect to any series of securities, upon issuance, the securities will be represented by one or more global securities (the “Global Security”), which shall be deposited with or on behalf of, The Depository Trust Company (“DTC” or in this section, the “Depositary”) and registered in the name of Cede & Co. (the Depositary’s partnership nominee). Unless and until exchanged in whole or in part for securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

A Global Security may represent one or any other number of individual securities. Generally, all securities represented by the same Global Security will have the same terms. The company may, however, issue a Global Security that represents multiple securities of the same kind, such as securities, that have different terms and are issued at different times. The Company calls this kind of Global Security a Master Global Security.

The prospectus supplement with respect to any securities will state whether investors may elect to hold interests in Global Security directly through either DTC (in the United States) or Clearstream Banking, S.A. (“Clearstream Luxembourg”), or Euroclear Bank SA/NV (“Euroclear”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as the Depositary, or its nominee, is a registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of securities represented by such Global Security for all purposes under the indenture or other governing documents. Except as provided below, the actual owners of securities represented by a Global Security (the “Beneficial Owner”) will not be entitled to have the securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders thereof under the indenture or other governing documents. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant of the Depositary (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under the indenture or other governing documents, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC

The following is based on information furnished by DTC:

DTC will act as securities depositary for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC facilitates the post-trade settlement among DTC’s participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry changes between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the limited circumstances that may be provided for in the indenture or other governing documents.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or the Company’s agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the indenture trustee, the Company or any agent of the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or the Company’s agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to the Company or the Company’s agent. Under such circumstances, in the event that a successor securities depositary is not obtained, security certificates are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, security certificates will be printed and delivered.

Clearstream Luxembourg

Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the underwriters, dealers and agents. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to securities held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).

Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Dealers or other underwriters, dealers or agents for securities. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. If and to the extent the applicable prospectus supplement with respect to any securities indicates that investors may elect to hold interests in securities through Clearstream Luxembourg or Euroclear, secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.

Because of time-zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Direct Clearance and Settlement Through Euroclear and Clearstream Luxembourg

Form and Registration/Settlement

From time to time, if so indicated in the applicable prospectus supplement with respect to any series of securities, the Company may register those securities in the name of a nominee of, and deposit with a common depositary for, Euroclear and Clearstream Luxembourg (a “Euroclear/Clearstream Luxembourg Global Security”). Other than as described in the applicable prospectus supplement, a Euroclear/Clearstream Luxembourg Global Security will not be exchangeable for securities in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in Euroclear and Clearstream Luxembourg, will represent your beneficial interests in the Euroclear/Clearstream Luxembourg Global Security. These financial institutions will record the ownership and transfer of your beneficial interests through global accounts. Ownership of beneficial interests in the Euroclear/Clearstream Luxembourg Global Security will be limited to persons who are participants in Euroclear and Clearstream Luxembourg and persons who hold interests through such participants.

Primary Distribution

Distributions will be cleared directly through the facilities of Euroclear and Clearstream Luxembourg, and securities held through Euroclear and Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Securities will be credited to the securities custody accounts of Euroclear and/or Clearstream Luxembourg participants, as the case may be, on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

Secondary market trading between Euroclear and Clearstream Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg and will be settled using procedures applicable to conventional Eurobonds in registered form.

MATERIAL TAX CONSIDERATIONS

Material U.K. Tax Considerations

The comments set out below are based on current United Kingdom tax law in force as applied by the English courts and the current generally published practice of His Majesty’s Revenue & Customs (“HMRC”) (which may not be binding on HMRC), in each case, as at the date of this prospectus, and each of which may change at any time, possibly with retrospective effect. The following is intended as a general and non-exhaustive guide to certain United Kingdom tax considerations in respect of the securities for persons who are the absolute beneficial owners of their securities and any amounts paid in respect of them. The overview contains a general overview only of the United Kingdom withholding taxation treatment at the date hereof in relation to income payments in respect of the securities. The overview also contains general statements about stamp duty and stamp duty reserve tax (“SDRT”). The comments are not exhaustive, and do not deal with other United Kingdom tax aspects of acquiring, holding, disposing of, abandoning, exercising or dealing in securities.

United Kingdom withholding tax

Interest payments

Interest will only be subject to a deduction on account of United Kingdom income tax if it has a United Kingdom source in which case it may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20 per cent.) subject to such relief as may be available under the provisions of any applicable double taxation treaty or to any other exemption which may apply.

Interest payable on the securities is likely to have a UK source.

Where interest has a United Kingdom source, any payment of interest may nonetheless be made without withholding or deduction for or on account of United Kingdom income tax where any of the following conditions are satisfied:

(a) if the securities are and continue to be “quoted Eurobonds” as defined in section 987 of the Income Tax Act 2007. The securities will constitute “quoted Eurobonds” if they carry a right to interest and either (i) are and continue to be listed on a recognised stock exchange within the meaning of section 1005 of the Income Tax Act 2007 or (ii) are and continue to be admitted to trading on a multilateral trading facility operated by a regulated recognised stock exchange within the meaning of Section 987 of the Income Tax Act 2007. In relation to (i), securities admitted to trading on a recognised stock exchange outside the United Kingdom will be treated as “listed” on a recognised stock exchange if (and only if) they are admitted to trading on that exchange and they are officially listed in accordance with provisions corresponding to those generally applicable in European Economic Area states. In relation to (ii), the Vienna MTF is a multilateral trading facility operated by a regulated recognised stock exchange (the Vienna Stock Exchange) for these purposes; or

(b) if the relevant interest is paid on securities with a maturity date of less than one year from the date of issue and which are not issued under arrangements the intention or effect of which is to render such securities part of a borrowing with a total term of a year or more.

Any premium element of the redemption amount of any securities redeemable at a premium may constitute a payment of interest for United Kingdom tax purposes and hence be subject to the withholding tax provisions discussed above.

Where an amount paid on securities does not constitute (or is not treated as) interest for United Kingdom tax purposes and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the applicable prospectus supplement of the securities). In such a case, the payment would be subject to United Kingdom withholding tax at the basic rate (currently 20 per cent.), subject to such relief as may be available.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the securities or any related documentation.

United Kingdom Stamp Duty and Stamp Duty Reserve Tax

Issue

No UK stamp duty or stamp duty reserve tax (“SDRT”) should be payable on the issue of securities, including into a clearance service, as discussed below.

Transfer of Securities

Transfers through a clearance service

Transfers of interests in securities held through a clearance service do not attract UK stamp duty or SDRT provided that they either constitute exempt loan capital (see below) or no election under section 97A of the Finance Act 1986 has been made and no instrument of transfer is used in order to complete the transfer. It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and the purposes set out below, and we are not aware of any section 97A election having been made by DTC. The clearing systems run by Euroclear and Clearstream, Luxembourg also constitute a clearance service for those purposes.

The securities will constitute “exempt loan capital” if the securities constitute “loan capital” (as defined in section 78 Finance Act 1986) and do not carry (and in the case of (ii)-(iv) below have never carried) any one or more of the following four rights:

(i)	a right for the holder of the securities to opt for conversion into shares or other securities or to acquire shares or other securities, including loan capital of the same description;

(ii)	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii)	a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv)

a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the London Stock Exchange.

Transfers outside clearance service

Where securities do not comprise exempt loan capital (see above) and are not held through a clearance service, then, agreements to transfer such securities may attract SDRT at normally 0.5 per cent. of the chargeable consideration.

In addition, stamp duty at normally 0.5 per cent. may arise in respect of any document transferring any security that does not comprise exempt loan capital. However, where a liability to stamp duty is paid within six years of a liability to SDRT arising, the liability to SDRT will be cancelled or repaid as appropriate.

Transfers into clearance service

Subject to the following, an unconditional agreement to transfer securities to, or to a nominee or agent for, a person whose business is or includes the issue of depositary receipts or the provision of clearance services (a “depositary receipt issuer” and a “clearance service,” respectively) will prima facie be subject to SDRT (or, where the transfer is effected by a written instrument, stamp duty) at a higher rate of 1.5% of the amount or value of the consideration given for the transfer or, in certain circumstances, the value of the securities (rounded up to the next multiple of £5 in the case of stamp duty) unless (in respect of transfers to clearance services) the clearance service has made and maintained an election under section 97A of the Finance Act 1986. No such charge to stamp duty or SDRT should arise on the issuance of securities to a depositary receipt issuer or a clearance service.

The 1.5% U.K. stamp duty and SDRT charges should not, however, arise on a transfer of securities to a depositary receipt issuer or to a clearance service to the extent that the securities constitute exempt loan capital (see above) or such transfer is an “exempt capital-raising transfer” or an “exempt listing transfer,” as defined in Finance Act 2024.

Material U.S. Federal Income Tax Considerations

The following summary describes certain United States federal income tax considerations generally applicable to U.S. Holders (as defined below) of the debt securities. This summary deals only with debt securities purchased at initial issuance that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary also does not address the tax consequences that may be relevant to holders in special tax situations including, without limitation, dealers in securities, traders that elect to use a mark-to-market method of accounting, holders that own the debt securities as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment, banks or other financial institutions, individual retirement accounts and other tax-deferred accounts, insurance companies, tax-exempt organizations, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum taxes, holders subject to special tax accounting rules under Section 451(b) of the Code, holders that purchase or sell the debt securities as part of a wash sale for U.S. federal income tax purposes, holders which are entities or arrangements treated as partnerships for U.S. federal income tax purposes or holders that actually or constructively through attribution own 10% or more of the total voting power or value of our outstanding equity.

This summary is based upon the Internal Revenue Code, applicable U.S. Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling will be requested from the Internal Revenue Service (the “IRS”), regarding the tax consequences described herein, and there can be no assurance that the IRS will agree with the discussion set out below. This summary addresses only U.S. federal income tax consequences of the ownership of debt securities, and does not address consequences arising under U.S. state, local, non-US tax laws, or the U.S. federal estate and gift taxes. In addition, it also does not address the Medicare contribution tax on net investment income. In addition, this summary does not address the U.S. federal income tax consequences of owning contingent capital securities. The U.S. federal income tax considerations of owning contingent capital securities will be described in the applicable prospectus supplement.

As used herein, the term “U.S. Holder” means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a domestic corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or therein or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in Internal Revenue Code Section 7701(a)(30).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes acquires the debt securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership considering an investment in the debt securities should consult their tax advisors regarding the U.S. federal income tax consequences of acquiring, owning, and disposing of the debt securities.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE DEBT SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

U.S. Tax Characterization

The characterization of debt securities for U.S. federal income tax purposes will depend on the particular terms of those debt securities, and may not be entirely clear in all cases. The discussion of U.S. federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness for U.S. federal income tax purposes. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular debt security for such purposes.

Payments of Interest

You will be required to include payments of qualified stated interest (as defined below under “—Original Issue Discount”), but excluding pre-issuance accrued interest, on a debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting). In the case of debt securities denominated in a currency other than U.S. dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into U.S. dollars at that time.

If you use the accrual method of accounting, you generally must accrue interest income on such debt security in the relevant foreign currency and translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the applicable taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income, regardless of whether you actually convert the payment into U.S. dollars.

Interest paid by the Company on a debt security and original issue discount, if any, accrued with respect to the debt security (as described below under “—Original Issue Discount”) is generally income from sources outside the United States, subject to the rules regarding the foreign tax credit allowable to a U.S. Holder. Under the foreign tax credit rules, interest and original issue discount will generally be “passive” income for purposes of computing the foreign tax credit.

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Purchase, Sale, Exchange or Retirement

Your basis in a debt security for U.S. federal income tax purposes generally will equal the U.S. dollar cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and market discount and reduced by any amortized premium, to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security, and any payments other than qualified stated interest. In the case of a debt security denominated in a foreign currency, the cost of such debt security will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a debt security that is denominated in a foreign currency and traded on an established securities market, if you use the cash basis of accounting (or use an accrual basis of accounting and have made a special election), you will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium denominated in a foreign currency will be determined in the manner described below for such adjustments. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a debt security generally will not in itself result in taxable gain or loss to you.

Upon the sale, exchange or retirement of a debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued but unpaid interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a debt security, the amount realized generally will be the U.S. dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement for U.S. federal income tax purposes. In the case of a debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the U.S. dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement. If you are an accrual basis U.S. Holder that does not elect to determine the amount realized using the spot exchange rate on the settlement date, you will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale, exchange or retirement and the settlement date.

If you are an accrual basis taxpayer, the special election in respect of the purchase and sale of debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Original Issue Discount

If you own debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. As described in greater detail below, if you own such debt securities, you generally must include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity (the “de minimis original issue discount”), the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, the Company will refer to debt securities bearing original issue discount as “discount debt securities.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or, subject to certain conditions, based on certain indices with certain exceptions for lower rates paid during some periods.

Generally, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis original issue discount. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election to treat all interest as original issue discount, as described below. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to the amount of the principal payment made, divided by the stated principal amount of the debt security.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)

multiplying the adjusted issue price (as defined below) of the debt security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period); and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the annual yield to maturity (as defined below) and the qualified stated interest will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.

The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “yield to maturity” of a debt security is the discount rate that causes the present value on the issue date of all payments on the debt security to equal the issue price of the debt security. As a result of this “constant yield” method of including original issue discount in income, the amounts you will be required to include in income in respect of a discount security denominated in U.S. dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period is equal to the difference between the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and your debt security’s adjusted issue price as of the beginning of the final accrual period.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for such debt security). If you make this election for your debt security , then, when you apply the constant-yield method; the issue price of your debt security will equal your cost, the issue date of your debt security will be the date you acquired it, and no payments on your debt security will be treated as payments of qualified stated interest. For a debt security purchased at a premium or bearing market discount, if you make such election you will also be deemed to have made the election (discussed below in “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis. You may not revoke any election to apply the constant yield method to all interest on a debt security or the deemed elections with respect to amortized premium or market discount debt securities without the consent of the IRS.

In the case of a discount security denominated in a foreign currency, you should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)

translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual). See “—Payments of Interest” above.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security or you are an initial holder that purchased the discount security at a price other than the discount security’s issue price, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Short-Term Debt Securities

In general, if you are an individual or other cash basis U.S. Holder of a short-term debt security (“Short-Term Debt Security”), you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on Short-Term Debt Securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your Short-Term Debt Security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your Short-Term Debt Securities, you will be required to defer deductions for interest on borrowings allocable to your Short-Term Debt Securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your Short-Term Debt Security, including stated interest, in your Short-Term Debt Security’s stated redemption price at maturity.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest (“Pre-Issuance Accrued Interest”) if (i) a portion of the initial purchase price of your debt security is attributable to Pre-Issuance Accrued Interest; (ii) the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and (iii) the payment will equal or exceed the amount of Pre-Issuance Accrued Interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded Pre-Issuance Accrued Interest and not as an amount payable on your debt security.

Debt securities Subject to Contingencies Including Optional Premium

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then (i) in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and (ii) in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Variable Rate Debt securities

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments, as will be described in more detail in an applicable prospectus supplement.

A floating rate debt security is treated as a variable rate debt instrument if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or 15 percent of the total noncontingent principal payments; (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A floating rate debt security will have a variable rate that is a qualified floating rate if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or (ii) the rate is equal to such a rate either multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35, or multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If a floating rate debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

A floating rate debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

A floating rate debt security will have a variable rate that is a single objective rate if the rate is not a qualified floating rate, and the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

A floating rate debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term.

An objective rate as described above is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

A floating rate debt security will also have a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if a variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on the debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for the debt security.

If a variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on the debt security by (i) determining a fixed rate substitute for each variable rate provided under your variable rate debt security; (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above; (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and (iv) adjusting for actual variable rates during the applicable accrual period.

A determination of the fixed rate substitute for each variable rate provided under the variable rate debt security, generally uses the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the debt security.

If a variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, a variable rate debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Premium and Market Discount

If you purchase your debt security at a cost greater than its remaining redemption amount (as defined under “—Original Issue Discount,” above) you will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you must reduce your tax basis in your debt security by the amount of the premium amortized during your holding period. Discount debt securities purchased at a premium will not be subject to the original issue discount rules described above.

If the amortized premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortized premium allocable and carried forward to the accrual period in which your debt security is sold, exchanged or retired exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

In the case of premium in respect of a debt security denominated in a foreign currency, you should calculate the amortization of the premium in such foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize such premium and you hold your debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase your debt security at a price that is lower than its remaining redemption amount, or in the case of a discount security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, such debt security will be considered to have “market discount” in your hands. In such case, gain you realize on the disposition of your debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held it. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry your debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a debt security denominated in a foreign currency in such foreign currency. The amount includible in income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of your debt security.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of your debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the your taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Reportable Transactions

A U.S. taxpayer that participates in a reportable transaction is required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. Under the relevant rules, you may be required to treat a foreign currency exchange loss from your investment in the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations (US$50,000 in a single taxable year, if you are an individual or trust, or higher amounts for other non-individual U.S. Holders), and to disclose your investment by filing Form 8886 with the IRS. U.S. Holders that fail to report the required information could be subject to substantial penalties. You are encouraged to consult your tax adviser regarding the application of these rules.

Information Reporting and Backup Withholding

Interest and proceeds from the sale, exchange or retirement of debt securities that are paid in the United States or through a U.S.-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is (i) a corporation (other than an S corporation) or other exempt recipient and, when required, establishes such fact or (ii) a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rule by filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Financial Asset Reporting

Certain U.S. Holders that own specified foreign financial assets with an aggregate value in excess of US$50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. Holders that fail to report the required information could be subject to substantial penalties. The debt securities may be subject to these rules. You are encouraged to consult with your own tax adviser regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Foreign Account Tax Compliance Act

Pursuant to sections 1471 through 1474 of the Code, related Treasury regulations and related intergovernmental agreements (collectively, “FATCA”), a 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of securities and to withhold on a portion of payments under the securities to certain holders that fail to comply with the relevant information reporting requirements (or hold securities directly or indirectly through certain non-compliant intermediaries). It is also possible that “foreign passthru payments,” as defined under FATCA, on the debt securities may be subject to a withholding tax of 30%. However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final Treasury regulations defining the term “foreign passthru payment” are enacted. Additionally, with respect to debt securities that are treated as debt for U.S. federal income tax purposes and are issued prior to and not materially modified on or after the applicable “grandfathering date,” payments on such debt securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final Treasury regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register. The Company will not pay additional amounts on account of any withholding tax imposed by FATCA.

FATCA is particularly complex. You should consult your own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect you in your particular circumstance.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

Subject to the following discussion, unless otherwise provided in the applicable prospectus supplement, the securities described in this prospectus may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an entity or account whose underlying assets include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or account of the foregoing (each, a “Benefit Plan Investor”), as well as by “employee benefit plans” as defined in Section 3(3) of the ERISA, that are not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, that are not subject to Section 4975 of the Code and entities and accounts whose underlying assets include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or account (collectively, with Benefit Plan Investors, referred to as “Plans”).

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such palns may be subject to similar restrictions under any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”).

The acquisition, holding or disposition of the securities by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if certain transaction parties (including the Company and any underwriter, dealer or agent selling the securities) or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of the securities by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such securities and the relationship of the party in interest or disqualified person to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest or disqualified persons solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, as amended, regarding transactions effected by “in-house asset managers;” PTCE 95-60, as amended, regarding investments by insurance company general accounts; PTCE 91-38, as amended, regarding investments by bank collective investment funds; PTCE 90-1, as amended, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, as amended, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the securities, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring a security (or interest therein), each purchaser and transferee (and its fiduciary, as applicable) is deemed to represent and warrant that either (i) it is not acquiring and will not hold the security (or interest therein) with the assets of a Benefit Plan Investor or a Plan that is subject to Similar Law; or (ii) the acquisition, holding and disposition of the security (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of any Similar Law.

The sale of the securities (or any interest therein) to a Plan is not a representation by the Company, any underwriter, dealer or agent selling the securities or any other party involved in the offering of the securities that such an investment by the Plan meets all relevant legal requirements relating to investments by Plans generally or by any particular Plan or that such an investment by the Plan is appropriate for Plans generally or for any particular Plan.

A Plan fiduciary considering the acquisition of the securities should consult its legal advisors regarding the matters discussed above and other applicable legal requirements, including, without limitation, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

Initial Offering and Sale

We may sell the securities in their initial offering in any of four ways: (i) through underwriters or dealers for resale; (ii) directly to purchasers; (iii) through agents; or (iv) through a combination of any of these methods of sale. The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to prevailing market prices; or (iv) at negotiated prices. Any underwriters, dealers and agents may include Marex Capital Markets Inc., an affiliate of Marex Group plc, for offers and sales in the United States, and other affiliates for offers and sales outside of the United States, as described below. The applicable prospectus supplement will set forth the terms of the securities being offered, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the securities are sold through underwriters, the applicable prospectus supplement will describe the nature of the obligation of the underwriters to take and pay for the securities. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the applicable prospectus supplement, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered is named, and any commissions payable by us to such agent are set forth, in the applicable prospectus supplement.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements that may be entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in respect thereof.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, the securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Each series of securities will be a new issue of securities and will not have an established trading market prior to its original issue date. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or admitted for trading in an automated quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise specified in the applicable prospectus supplement, payment of the purchase price for the securities will be required to be made in immediately available funds on the date of settlement.

Conflict of Interest

Marex Capital Markets Inc., a U.S. broker-dealer subsidiary and an affiliate of Marex Group plc, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities. Accordingly, offerings of the securities in which Marex Capital Markets Inc. participates will conform to the requirements of FINRA Rule 5121 addressing conflicts of interest. In accordance with FINRA Rule 5121, in such offerings Marex Capital Markets Inc. will not confirm sales to any accounts over which it exercises discretionary authority without the prior written approval of the customer.

The underwriters, dealers, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

Market-Making Resales by Affiliates

This prospectus together with the applicable prospectus supplement and your confirmation of sale may also be used by Marex Capital Markets Inc. in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, Marex Capital Markets Inc. may resell a security it acquires from other holders after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Marex Capital Markets Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Marex Capital Markets Inc. acts as principal, or as agent for both counterparties in a transaction in which Marex Capital Markets Inc. does not act as principal. Marex Capital Markets Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Marex Group plc may also engage in transactions of this kind and may use this prospectus for this purpose. Neither Marex Capital Markets Inc. nor any other affiliate of Marex Group plc has an obligation to make a market in any of the securities and may discontinue any market-making activities at any time without notice, in its sole discretion.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities that have previously been issued.

Marex Group plc does not expect to receive any proceeds from market-making transactions. Marex Group plc does not expect that Marex Capital Markets Inc or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Marex Group plc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless Marex Group plc or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Selling Restrictions

European Economic Area

Where the applicable prospectus supplement does not include a section entitled “Prohibition of sales to EEA retail investors”, then in relation to each Member State of the EEA (each, a “Relevant State”) each underwriter, dealer or agent in connection with an offering of securities will represent and agree that it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto to the public in that Relevant State except that it may make an offer of such securities to the public in that Relevant State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by the us for any such offer; or

(c)	at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities referred to in (a) to (c) above shall require us or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” each underwriter, dealer or agent will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities will represent and agree that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.

Where the applicable prospectus supplement does not include a section entitled “Prohibition of sales to UK retail Investors”, then in relation to the UK, each underwriter, dealer or agent in connection with an offering of securities will represent and agree that it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto to the public in the UK except that it may make an offer of such securities to the public in the UK:

(a)	at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by the us for any such offer; or

(c)	at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of securities referred to in (a) to (c) above shall require us or any underwriter, dealer or agent to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression “an offer of securities to the public” in relation to any securities means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” each underwriter, dealer or agent will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the UK. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Where the UK PRIIPs Regulation has been superseded as described on pages ii and iii of this prospectus, and the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” the securities shall not be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom except in accordance with the laws, regulations and rules that supersede the UK PRIIPs Regulation.

Canada

Each underwriter, dealer or agent has acknowledged that no prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities which are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto, such securities have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus, any applicable prospectus supplement or the merits of any such securities and any representation to the contrary is an offence.

Each underwriter, dealer or agent has represented, warranted and agreed that it has not offered, sold or distributed and will not offer, sell or distribute any securities which are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, other than in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a)

any offer, sale or distribution of such securities in Canada will be made only to purchasers that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that are not a person created or used solely to purchase or hold such securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b)

it is either (I) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver such securities, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and delivery and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c)

it has not and will not distribute or deliver any offering memorandum (as such term is defined under applicable Canadian securities laws) or any other offering material in connection with any offering or sale of such securities in or to a resident of Canada, except in compliance with applicable Canadian securities laws.

Hong Kong

In relation to an offering of securities contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto, each underwriter, dealer or agent will represent and agree that:

(a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any securities other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

In relation to an offering of securities contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto, each underwriter, dealer or agent will acknowledge that this prospectus and the applicable prospectus supplement have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter, dealer or agent will represent, warrant and agree that it has not offered or sold any securities which are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus and the applicable prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Japan

The securities that are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, none of the securities, nor any interest thereon, may be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Switzerland

The securities that are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and its implementing ordinance, the Swiss Federal Financial Services Ordinance (“FinSO”). No application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to FinSA.

Consequently, this prospectus and any other offering or marketing material relating to the securities may only be publicly distributed or otherwise made publicly available in Switzerland:

(a)

if such offer is strictly limited to investors that qualify as professional clients according to Article 4 para. 3 FinSA and Article 5 para. 1 FinSO. Accordingly, the securities may only be distributed or offered, and the prospectus or any other marketing material relating to the securities may be made available to professional clients in Switzerland; in this case, the offering of the no securities tes in, into or from Switzerland is exempt from the requirement to prepare and publish a prospectus under FinSA; or

(b)

if such offer constitutes an exempt offer pursuant to specific provisions regarding exempt offers pursuant to Article 36 FinSA which (a) is addressed to less than 500 investors, (b) is only addressed to investors that purchase financial instruments in an amount of at least CHF 100,000 (or equivalent in other currencies), (c) has a minimum denomination of CHF 100,000 (or equivalent in other currencies), or (d) does not exceed the value of CHF 8 million (or equivalent in other currencies) calculated over a period of 12 months; in this case, the offering of the securities in, into or from Switzerland is exempt from the requirement to prepare and publish a prospectus under FinSA.

Securities that constitute debt instruments with a “derivative character” may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland, unless a key information document according to the FinSA or any equivalent document under the FinSA is prepared.

Dubai International Financial Centre

In relation to an offering of securities contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto, each underwriter, dealer or agent will represent and agree that it will not offer such securities to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT Module) of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)	made only to persons who meet the “Professional Client” criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA rulebook.

The EEA, UK, Canada, Hong Kong, Singapore, Japan, Switzerland and Dubai International Financial Centre selling restrictions are in addition to any other selling restrictions set out in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States, and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be more difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws than if we, our directors and officers and/or the assets of our non-U.S. subsidiaries were located in the United States.

In addition, uncertainty exists as to whether the courts of England and Wales would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Mayer Brown International LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Mayer Brown International LLP that any final and conclusive monetary judgment for a debt or definite sum obtained against us in United States courts with competent jurisdiction will be given effect by the courts of England and Wales at common law by an action or counterclaim for the amount due under such judgment, without a substantive re-examination of the merits of such judgment, provided that:

•	the appropriate procedural requirements relating to the enforcement of foreign judgments are taken to enable such judgment to be enforced;

•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•

the courts of England and Wales had jurisdiction for the purposes of enforcement, and we either submitted to such jurisdiction or were duly served with process within the jurisdiction or permission was given for service, and process was duly served, outside the jurisdiction;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a debt or definite sum of money;

•

the judgment given by the courts was not (directly or indirectly) in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

•	the judgment was not procured by, or impeachable on the grounds of, fraud;

•

the bringing of proceedings in the original court was not contrary to an agreement under which the dispute was to be settled otherwise by proceedings in that court, unless the defendant agreed or submitted to the jurisdiction of that court;

•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice, and the judgment is not opposed to natural justice;

•

the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act or otherwise specified as concerned with the prohibition of restrictive trade practices;

•	there is not a prior inconsistent judgment of an English court, or the court of another jurisdiction handed down earlier in time which is entitled to recognition; and

•	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment of a U.S. court based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the English court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, it cannot be assumed that that in all circumstances U.S. judgments will be capable of recognition and enforcement in England and Wales.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose (save where any enactment, rule or practice direction provides otherwise), although the English court does not automatically enforce its judgments nor help decide how they should be enforced, as this is up to the judgment creditor. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any defenses of set-off or counterclaim against the judgment creditor.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Mayer Brown International LLP, London, United Kingdom as to matters of English law and the legality of the securities will be passed upon for us by Mayer Brown LLP, New York, New York as to matters of New York law. Certain U.S. federal income tax matters will be passed upon for us by Mayer Brown LLP, New York, New York. Certain matters of United Kingdom tax law will be passed upon for us by Mayer Brown International LLP.

EXPERTS

The financial statements of Marex Group plc incorporated by reference in this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing. The current address of Deloitte LLP is 1 New Street Square, London, EC4A 3HQ, United Kingdom.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under the registration statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of securities under the shelf will be provided in the applicable prospectus supplement.

Expenses	Amount
Registration statement filing fee	$	*
Printing expenses		$45,000
Legal fees and expenses		$300,000
Accounting fees and expenses		$100,000
Trustee fees and expenses		$60,000
Rating agency fees and expenses		$500,000
Miscellaneous costs		$200,000

Total		$1,205,000

*	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.

Marex Group plc

$500,000,000 5.680% Senior Notes due 2031

Prospectus Supplement

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Jefferies	J.P. Morgan

April 16, 2026